UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AtriCure, Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATRICURE, INC.

7555 Innovation Way

Mason, Ohio 45040

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (Annual Meeting) of AtriCure, Inc. (the Company or AtriCure). The Annual Meeting will be held at our principal executive offices located at 7555 Innovation Way,  Mason, Ohio 45040 on Wednesday, May 25, 2016, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect nine directors to serve for a one-year term that expires at the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;
3.	To conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement;
4.	To approve and adopt an amendment to AtriCure’s Certificate of Incorporation;
5.

To approve an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 450,000 shares and re-approve its performance measures for purposes of Section 162(m) of the Internal Revenue Code; and

6.	To transact such other business as may properly come before the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. EDT, and check-in will begin at 8:30 a.m. EDT. Only holders of record of shares of AtriCure common stock (Nasdaq: ATRC) at the close of business on April 1, 2016 will be entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting.

We continue to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing our stockholders a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access and review our proxy statement and 2015 Annual Report over the Internet. The Company believes that this process allows us to provide our stockholders with the information they need in a timely manner.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

By order of the Board of Directors,

/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer

Mason, Ohio
April 15, 2016

YOUR VOTE IS IMPORTANT!

EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

ATRICURE, INC.

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 25, 2016

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The proxy statement and annual report to security holders are available at:

http://ir.atricure.com/phoenix.zhtml?c=189981&p=proxy

ATRICURE, INC.

PROXY STATEMENT
FOR
2016 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of AtriCure, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2016 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2016, beginning at 9:00 a.m. EDT at our principal executive offices located at 7555 Innovation Way, Mason, Ohio 45040, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the 2016 Annual Meeting of Stockholders. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we,” “our,” “us,” “AtriCure” and the “Company” each refer to AtriCure, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC); and the term “meeting” means our 2016 Annual Meeting of Stockholders, including any postponements or adjournments thereof.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

How can I receive proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of proxy materials to each stockholder. On or about April 15, 2016, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and our annual report for the fiscal year ended December 31, 2015 online. If you received the Notice by mail, you will not automatically receive a printed copy of proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet.

You can receive a printed copy of our proxy materials by following the instructions contained in the Notice regarding how you may request to receive your materials electronically or in printed form. Requests for printed copies of the proxy materials can be made by internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and most highly paid executive officers during 2015 and certain other required information.

Who is entitled to vote at the meeting?

Only stockholders who owned our common stock at the close of business on April 1, 2016 (the Record Date) are entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof. If you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of April 1, 2016, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. All stockholders should be prepared to present photo identification for admittance.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are:

1.	The election of nine nominees to serve as directors on our Board;
2.	The ratification of the appointment of our independent registered public accounting firm for the 2016 year;
3.	An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement;

4.	Amending AtriCure’s Certificate of Incorporation; and
5.

Amending the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 450,000 shares and re-approving its performance measures for purposes of Section 162(m) of the Internal Revenue Code.

These proposals are described more fully below. As of the date of this proxy statement, this is the only business that our Board intends to present or knows of that others will present at the meeting. If any other matter or matters are properly brought before the Annual Meeting, or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the proxies named therein.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares:

1.	“FOR” each of the director nominees;
2.	“FOR” the ratification of our independent registered public accounting firm for 2016;
3.	“FOR” the approval of the compensation of our named executive officers;
4.	“FOR” the amendment of AtriCure’s Certificate of Incorporation; and
5.	“FOR” the amendment of the AtriCure, Inc. 2014 Stock Incentive Plan and re-approving its performance measures for purposes of Section 162(m) of the Internal Revenue Code.

What are my voting rights?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2016. You may vote all shares owned by you as of April 1, 2016, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What constitutes a quorum?

A quorum is required to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. As of April 1, 2016, 33,083,658 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the meeting. We have enclosed a proxy card for your use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for your use in directing the broker, trustee or nominee as to how you would like them to vote your shares.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described below so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders holding shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

What if I want to revoke and change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted or by attending the meeting and voting in person. Please note that attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee which gives you the right to vote your shares, by attending the meeting and voting in person.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

•

Election of Directors. The nine director nominees receiving the highest number of affirmative “FOR” votes at the Annual Meeting (a plurality of votes cast) will be elected to serve as directors. You may vote “FOR” all of the director nominees or “WITHHOLD” your vote for any or all director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•

Ratification of Independent Registered Public Accounting Firm. For the approval of the ratification of the independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote will be required. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

•

Advisory Vote on Compensation of Named Executive Officers.  For the approval, on an advisory basis, of the compensation of our named executive officers, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote will be required. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

•

Amendment to AtriCure’s Certificate of Incorporation.    For the amendment to our Certificate of Incorporation, the affirmative “FOR” vote of 66 ⅔% of the shares outstanding on the record date will be required. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

•

Approval of Amendment to the AtriCure, Inc. 2014 Stock Incentive Plan.  For the amendment to the AtriCure, Inc. 2014 Stock Incentive Plan and the re-approval of its performance measures for purposes of Section 162(m) of the Internal Revenue Code, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote will be required. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” ratification of the independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers, “FOR” the amendment to AtriCure’s Certificate of Incorporation, “FOR” the amendment to the AtriCure, Inc. 2014 Stock Incentive Plan and the re-approval of its performance measures for purposes of Section 162(m) of the Internal Revenue Code and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The ratification of the appointment of an independent public accounting firm (Proposal 2) is considered a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on them. If a matter is not considered routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Because Proposal 1 (election of directors), Proposal 3 (advisory vote on compensation of named executive officers), Proposal 4 (amendment to AtriCure’s Certificate of Incorporation) and Proposal 5 (amendment to the AtriCure, Inc. 2014 Stock Incentive Plan and re-approval of its performance measures for purposes of Section 162(m) of the Internal Revenue Code) are not considered routine, brokers holding shares for their customers will not have the ability to cast votes with respect to Proposals 1, 3, 4 and 5 unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your votes with respect to Proposals 1, 3, 4 and 5 are counted. Your broker, therefore, will need to return a proxy card without voting on Proposals 1, 3, 4 and 5 if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.”

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of shares represented and entitled to vote with respect to a proposal (other than with respect to the election of directors), but they will not be voted on any matter at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” for Proposals 2, 3, 4 and 5.

What happens if additional matters are presented at the meeting?

Other than the four proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Michael H. Carrel (our President and Chief Executive Officer) and M. Andrew Wade (our Senior Vice President and Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?

The Secretary of the Company will tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?

You may receive more than one set of these proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For instance, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Who is soliciting my vote, and who will bear the costs of this solicitation?

Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

•

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2017 (2017 Annual Meeting), the written proposal must be received by the Secretary of AtriCure at our principal executive offices no earlier than November 15, 2016 and no later than December 15, 2016. However, if the date of our 2017 Annual Meeting changes by more than 30 days from the date of the meeting, then your notice must be received no later than the close of business on the later of (i) the 150th day prior to the date of the 2017 Annual Meeting or (ii) the 10th day following the date we make a public announcement of the date of the 2017 Annual Meeting. Any notices delivered outside of these dates shall be considered untimely. Such proposals must provide the information required by our Bylaws and also must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934 and any other applicable rules established by the SEC. Proposals should be addressed to:

AtriCure, Inc.

Attn: Secretary

7555 Innovation Way

Mason, Ohio 45040

•

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our Secretary no earlier than November 15, 2016 and no later than December 15, 2016.

•

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors

Our Amended and Restated Certificate of Incorporation provides that each director shall be elected at each annual meeting of stockholders for a term of one year. Our Board currently consists of the following nine directors: Michael H. Carrel, Mark A. Collar, Scott W. Drake, Michael D. Hooven, Richard M. Johnston, Elizabeth D. Krell, Ph.D., Mark R. Lanning, Karen P. Robards and Robert S. White, each of whose terms expire at this meeting.

Director Nominees

The Nominating and Corporate Governance Committee recommended and the Board nominated the following people, all of whom are current directors, for re-election as directors: Michael H. Carrel, Mark A. Collar, Scott W. Drake, Michael D. Hooven, Richard M. Johnston, Elizabeth D. Krell, Ph.D., Mark R. Lanning, Karen P. Robards and Robert S. White. If elected, these nominees will hold office as directors until our 2017 Annual Meeting and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Biographical Information of Directors and Director Nominees

The names of each member of the Board and nominee for director, where indicated, their ages as of April 1, 2016, length of service on the Board and certain biographical information is as follows:

Richard M. Johnston. Mr. Johnston, 81, has served as one of our directors since June 2002 and as Chairman of the Board since February 2005. From 2000 to 2010, Mr. Johnston served as a Managing Member of Camden Partners Holdings, LLC, a private equity firm, and he is now a Retired Member of that firm and provides certain consulting services to it. Mr. Johnston currently serves as a director of BioMedical Enterprises, Inc. Mr. Johnston has previously served as director of privately-held LipoScience Inc., Lombard Medical Technologies PLC, a publicly-held company in the United Kingdom, Medivance, Inc. and Webmedx, Inc., all Camden Partners portfolio companies. He also served as Chairman of privately-held Picis, Inc. as well as a director of Pet DRx Corporation, a publicly-held company. From 1961 to 2000, Mr. Johnston was employed by The Hillman Company, an investment holding company with diversified operations, where he served from 1970 to 2000 as Vice President, Investments and as a director. From 1979 to 2003, Mr. Johnston was Chairman of the Board of The Western Pennsylvania Hospital and its successors, The Western Pennsylvania Healthcare System and West Penn Allegheny Health System. Mr. Johnston received his B.S. from Washington and Lee University and his M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Johnston’s service as a director of several medical device companies and chairman of the board of a large healthcare system provides him insight into the high-level corporate governance, executive compensation and business management matters that the Company and the Board consider on a regular basis.

Michael H. Carrel. Mr. Carrel, 45, has served as President, Chief Executive Officer and director since November 2012. Mr. Carrel served as President and Chief Executive Officer of Vital Images, a publicly-traded medical imaging software company from 2008 until 2012 until it was sold to Toshiba. Mr. Carrel originally joined Vital Images in January 2005 as Chief Operating Officer and Chief Financial Officer. Prior to Vital Images, Mr. Carrel was President and CEO of Zamba Corporation, a publicly-traded technology company and Chief Financial Officer of NextNet Wireless, a privately-held provider of non-line-of-sight plug and play broadband wireless access systems, now part of Motorola. Mr. Carrel is a member of the Board of Directors of Lombard Medical, Inc. and the American Heart Associations of Cincinnati and Minnesota. Mr. Carrel holds a B.S. in Accounting from The Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Mark A. Collar. Mr. Collar, 63, has served as one of our directors since February 2008. Mr. Collar retired in 2008 as an officer within the Procter and Gamble Company where his roles included President of the Global Pharmaceuticals and Personal Health business. Mr. Collar joined Procter and Gamble in 1975 as a sales representative, then moved into advertising, and subsequently assumed roles of progressive responsibility within the Health and Personal Care, Beauty Care, New Business Development, Pharmaceuticals and Personal Health Care Products divisions over his 32-year career. Mr. Collar, who now owns his own investment and consulting business, is a director of First Financial Bancorp, a publicly-held bank holding company and Enable Injections, a start-up company focusing on high volume injection devices for biologic drugs, and serves in director and advisory roles in several philanthropic, academic and economic development organizations. Mr. Collar received his B.S. from Northern Illinois University. Mr. Collar’s experience as a public company executive and board member provides him insight into high-level corporate governance and business management matters which the Board considers on a regular basis.

Scott W. Drake. Mr. Drake, 48, has served as one of our directors since September 2013. Mr. Drake has served as President and Chief Executive Officer of the Spectranetics Corporation since 2011. Spectranetics is a publicly-held growth company that develops, manufactures and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. Mr. Drake’s engineering of the 2014 acquisition of AngioScore Inc. and the 2015 acquisition of the Stellarex™ drug-coated balloon platform broadened the company’s portfolio for delivering clinical solutions for complex cardiovascular conditions and paved the way for future growth. Prior to joining Spectranetics, Mr. Drake served as Senior Vice President, Operations of DaVita, Inc., a leading U.S. provider of kidney care and dialysis, from 2009 to August 2011. Previously, Mr. Drake spent seventeen years in several leadership positions within numerous health care business units at Covidien, Plc. From 2006 to 2009, Mr. Drake was Global Business Unit President, Respiratory and Monitoring Solutions, a $1.5 billion business with 8,000 employees. Mr. Drake was named an EY 2014 Entrepreneur Of The Year™. He is Chairman of the Board of Just Right Surgical and serves on the Board of Directors for the Spectranetics Corporation and the Medical Device Manufacturers Association (MDMA). Mr. Drake holds a B.S. in Business Administration from Miami University of Ohio. As a seasoned executive, Mr. Drake has significant leadership experience managing growing businesses, achieving sustainable revenue growth and driving operational improvements which the Board considers as valuable skills for evaluating and improving the Company’s competitive position.

Michael D. Hooven. Mr. Hooven, 60, is one of our founders and has served as a director since August 2002 and as a consultant during 2007 and 2009. From August 2002 through December 2006, Mr. Hooven served as Chief Technology Officer, and from August 2002 through February 2005, he served as Chairman of the Board. From November 2000 to August 2002, he served as our President and Chief Executive Officer. Mr. Hooven is currently President and Chief Executive Officer of Enable Injections, a start-up company focusing on high volume injection devices for biologic drugs. From 1994 until its acquisition by AtriCure in August, 2005, Mr. Hooven served as President and Chief Executive Officer and Chairman of Enable Medical Corporation, a developer and manufacturer of surgical instruments that Mr. Hooven co-founded. In 2012 Mr. Hooven was appointed by the Governor to the Ohio Third Frontier Advisory Board, a $2 billion state-funded initiative to promote high-tech business growth in Ohio. Mr. Hooven is also a director of BioOhio, a nonprofit organization which promotes the acceleration and growth of life science companies in Ohio, and Minimally Invasive Devices LLC, a privately-held medical device company that develops products that facilitate minimally invasive surgery. From 1986 to 1994, Mr. Hooven served as Director of New Product Development at Ethicon Endo-Surgery, Inc. In addition, Mr. Hooven has also served in a variety of positions at Cordis Corporation and Siemens Medical of Siemens AG. Mr. Hooven received his B.S. and M.S. from the University of Michigan. As the founder of our Company, Mr. Hooven possesses a familiarity with respect to its operating history and, as a founder and senior executive of, and consultant to, several other companies in the medical and surgical device industry, he brings to the Board an industry-wide perspective that can be utilized in evaluating and improving the Company’s competitive position.

Elizabeth D. Krell, Ph.D. Dr. Krell, 67, has served as one of our directors since June 2006. Dr. Krell is currently a private consultant on matters pertaining to Food and Drug Administration (FDA) regulated products, as well as FDA policies and procedures. From 2003 to 2004, she served as the Executive Vice President for Technology and Regulatory Affairs at the Advanced Medical Technology Association (AdvaMed), the largest trade association for medical device manufacturers. From 1975 to 2001, she served in the FDA, starting as a bench researcher and ending in the FDA’s top science job as the Acting Senior Advisor for Science, advising the Commissioner and other top FDA officials on science and science management. Dr. Krell served from 1990 to 2001 as the Deputy Director for Science in the FDA’s Center for Devices and Radiological Health (CDRH). In this position, she provided executive leadership in the development of programs to assure the safety and effectiveness of medical devices and diagnostic products and the reduction of population exposure to radiation emitted from medical, industrial and consumer products. Previously, she directed CDRH’s science and engineering labs. Dr. Krell currently serves as a member of the Board of Trustees of the Global Medical Device Nomenclature Agency. Dr. Krell received her B.A. from S.U.N.Y. Binghamton and her Ph.D. from Georgetown University. Dr. Krell brings valuable risk assessment and healthcare compliance skills to the Board as a result of her experience designing safety and effectiveness programs as well as familiarity with many aspects of the FDA’s policies and procedures, which plays an important part in the Company’s business.

Mark R. Lanning, C.P.A., C.G.M.A. Mr. Lanning, 61, has served as one of our directors since February 2006. Mr. Lanning currently serves as Vice President-Finance and Chief Financial Officer of Frisch’s Restaurants. Prior to joining Frisch’s, Mr. Lanning served as Vice President, Investor Relations and Treasurer of Hillenbrand, Inc., Hill-Rom, Inc. and Hillenbrand Industries, diversified leaders in the healthcare equipment, funeral services, and material handling industries. Prior to joining Hillenbrand in 1988, Mr. Lanning spent twelve years in various accounting positions with Ernst & Whinney (now EY). Mr. Lanning, a Certified Public Accountant and a Chartered Global Management Accountant, is presently a member of the Business and Industry Executive Committee of the American Institute of CPAs (AICPA). In addition, he has served as a member of Council of the AICPA and is a past Chairman and Board member of the Indiana CPA Society. Mr. Lanning received his B.S. in Accounting from Ball State University. As a certified public accountant, Mr. Lanning developed significant experience in preparing, auditing, analyzing and evaluating financial statements and dealt with broad and complex accounting issues comparable to those of the Company, which qualifies him as an “audit committee financial expert” under SEC rules.

Karen P. Robards. Ms. Robards, 66, has served as one of our directors since November 2000. Since 1987, Ms. Robards has been a principal of Robards & Company, LLC (consulting and private investment). From 1976 to 1987, Ms. Robards was an investment banker at Morgan Stanley where she headed its healthcare investment banking activities. Ms. Robards served from 1996 to 2005 as a director of Enable Medical Corporation, a developer and manufacturer of surgical instruments, which AtriCure acquired on August 10, 2005. From 2007 to 2010, Ms. Robards also served as a director of Care Investment Trust, a publicly-held real estate investment trust focusing on investment opportunities in the healthcare industry. Ms. Robards currently serves as Vice Chair of the Board and Chair of the Audit Committee of BlackRock Closed-End Mutual Funds and as a director of Greenhill & Co. Ms. Robards is a founder and director of the Cooke Center for Learning & Development, a not-for-profit educational organization in New York City. Ms. Robards received her B.A. from Smith College and her M.B.A. from Harvard Business School. The Board believes that the Company benefits from Ms.

Robards’ substantial knowledge and experience in the areas of corporate finance and capital markets, most of which was gained within the healthcare field. Ms. Robards also qualifies as an “audit committee financial expert” under SEC rules due to her experience in analyzing financial statements during her professional career and her membership on other public company audit committees.

Robert S. White. Mr. White, 54, has served as one of our directors since March 2013. Mr. White serves as President and Chief Executive Officer of Entellus Medical, a publicly traded company that delivers innovative, high quality, minimally invasive therapeutic solutions to healthcare providers and their patients who suffer from sinusitis. Prior to joining Entellus, Mr. White served as President and CEO of TYRX, a privately-held company acquired by Medtronic, Inc. TYRX commercializes innovative, implantable combination drug and device products focused on infection control. Prior to joining TYRX, Mr. White held several positions with Medtronic, Inc. Mr. White served as President of Medtronic Kyphon following its $3.9 billion acquisition of the spinal treatment business. During his time with Medtronic, Mr. White also served as President of Physio Control and was responsible for commercial operations of the Cardiac Rhythm Disease Management business as Vice President of U.S. Sales and Global Marketing. Earlier in his career, Mr. White held positions with General Electric Company and Eli Lilly and Company, among others. Mr. White serves on the Board of Directors of Novadaq, a publicly traded provider of clinically relevant imaging solutions for use in surgical and diagnostic procedures, and HyperBranch Medical Technology, a privately-held company that develops and markets products capable of adhering tissues, promoting healing, preventing fluid and air leaks, and reducing infections. Mr. White holds a B.S. in Aerospace Engineering from the University of Missouri-Rolla and an M.B.A. from Cornell University. The Board believes that Mr. White’s significant knowledge of the medical device industry and experience in growing companies commercially uniquely benefit AtriCure and enhance its capacities in business development initiatives.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NINE NOMINEES FOR DIRECTOR LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board

The Nasdaq Stock Market (Nasdaq) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our Board consists of the following nine directors: Richard M. Johnston (Chairman), Michael H. Carrel, Mark A. Collar, Scott W. Drake, Michael D. Hooven, Elizabeth D. Krell, Ph.D., Mark R. Lanning, Karen P. Robards and Robert S. White. Our Board has affirmatively determined that each of the directors and nominees, other than Michael H. Carrel, our President and Chief Executive Officer and Michael D. Hooven, who has been an employee and a consultant of ours, are independent directors under the listing standards established by Nasdaq.

As required under the Nasdaq listing standards, our non-management directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategy Committee. Each committee has a written charter which is available on our website at www.atricure.com under “Investors—Corporate Governance.” From time to time, our Board may also appoint committees for special purposes. The table below provides the membership of each of the committees, with further discussion on each committee and its function below the table.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy
Mr. Collar		X	C	X
Mr. Drake			X	X
Mr. Johnston		C	X	X
Dr. Krell, Ph.D.		X	X
Mr. Lanning	C*	X
Ms. Robards	X*
Mr. White	X			C

_________________________________

C = Chair

* = Board designated "audit committee financial expert" under SEC rules

Audit Committee. Our Audit Committee is responsible for overseeing our financial controls, annual audit and financial reporting and reviews the effectiveness of our internal control over financial reporting and accounting and reporting practices and procedures with our management and our independent registered public accountants. In addition, this Committee reviews the qualifications of our independent registered public accountants, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. Our Board has also determined that Mark R. Lanning and Karen P. Robards each qualify as an “audit committee financial expert,” as defined in SEC rules.

Compensation Committee. The Compensation Committee’s principal responsibilities are to assist the Board in overseeing the Company’s management compensation policies and practices, including to determine and approve the compensation of our Chief Executive Officer, review and approve compensation levels for our other executive officers, review and approve management incentive compensation policies and programs, review and approve equity compensation programs for employees and exercise discretion in the administration of those programs, review with management our disclosures under “Compensation Discussion and Analysis,” or CD&A, and produce an annual report on executive compensation that contains a recommendation with respect to inclusion of the CD&A in our filings with the SEC. The composition of the Compensation Committee satisfies the independence requirements of Nasdaq.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations on the composition of our Board and selection of directors, periodically assessing the functioning of our Board and its committees, overseeing certain regulatory compliance issues in connection with our Corporate Integrity Agreement between the Office of Inspector General of the U.S. Department of Health and Human Services and making recommendations to our Board regarding corporate governance matters and practices. The composition of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.

Strategy Committee. The Strategy Committee is responsible for reviewing and providing guidance with respect to potential mergers, acquisitions, divestitures, joint ventures and other key strategic transactions outside the ordinary course of business (Corporate Strategic Transactions), reviewing with management prospective candidates for Corporate Strategic Transactions, reviewing periodic reports from management on completed Corporate Strategic Transactions and providing periodic reports to the Board of any Corporate Strategic Transactions being considered, or authorized and approved, by management.

Charters for each of these committees are available on our website at www.atricure.com under “Investors—Corporate Governance.”

Meetings of the Board and Committees of the Board

During 2015, the Board held six meetings and took action in writing on one occasion. The Audit Committee held eight meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held five meetings and the Strategy Committee held three meetings.

Our directors are strongly encouraged to attend the Company’s annual meeting of stockholders. All of our directors except Mr. Hooven attended the 2015 Annual Meeting. All of our directors attended at least 75% of the aggregate of all Board meetings and all meetings of Committees on which such directors served during 2015.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. As described above in the Question and Answer section under “What is the deadline to propose actions for consideration at next year’s meeting of stockholders or to nominate individuals to serve as directors?” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 7555 Innovation Way, Mason, Ohio 45040: the candidate’s name, age, home and business contact information, principal occupation or employment, the class and number of shares of AtriCure stock beneficially owned, information regarding any relationships, arrangements or understandings between the candidate and AtriCure, and any other information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of directors or is otherwise required, including the candidate’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected.

Director Qualifications. Members of our Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. Other than an age limit of 75 for election of directors set by our Board, the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates. The Board determined to waive the age limit for Richard M. Johnston with respect to election at the Annual Meeting because of the Board’s determination that his knowledge and insight continue to benefit the Board and enhance overall Board effectiveness. The Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to our Board are suggested by existing directors or by our executive officers. However, candidates may also come to the attention of our Board through professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee will carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors nor does the Committee have a formal policy with respect to diversity. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

Director Compensation

We pay an annual retainer, quarterly in advance, to our non-employee directors of $25,000. We also pay an additional fee of $25,000 to the Chairman of the Board, $15,000 to the Chairperson of the Audit Committee, $10,000 to the Chairperson of the Compensation Committee, $7,500 to the Chairperson of the Nominating and Corporate Governance Committee and $10,000 to the Chairperson of the Strategy Committee. Non-employee directors receive a fee for each Board meeting of $1,500 for in-person attendance and $1,000 for participation by telephone at Board meetings that require substantial preparation and follow-up by members of the Board. Non-employee directors also receive a fee for each Committee meeting of $1,000 for in-person attendance and $500 for participation by telephone.

Upon joining our Board, each non-employee director receives an initial grant of 50,000 stock options which vest one-fourth on each of the first four anniversaries of the date of the grant. Annually, concurrent with each annual meeting of stockholders, each of our non-employee directors who has been a director for at least six months receives 10,000 stock options, which vest one-third on the earlier of each anniversary of the date of the grant or the annual meeting of stockholders that year. Options granted to non-employee directors have a term of 10 years and an exercise price equal to the closing stock price on the date of grant.

Director Compensation Table

The following table summarizes compensation earned by our non-employee directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Richard M. Johnston	$80,000	$—	$146,074	$226,074
Mark A. Collar	52,500	—	146,074	198,574
Scott W. Drake	39,500	—	146,074	185,574
Michael D. Hooven	31,500	—	146,074	177,574	(2)
Elizabeth D. Krell, Ph.D.	42,000	—	146,074	188,074
Mark R. Lanning	58,500	—	146,074	204,574
Karen P. Robards	38,000	—	146,074	184,074
Robert S. White	52,000	—	146,074	198,074

_________________________________

(1)

Amounts in the option awards column represent the aggregate grant date fair value of option awards computed, as of each award date, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (ASC 718). No stock awards were granted during 2015.

(2)	This amount does not include the Company’s payment of premiums under the group health care plan sponsored by the Company for Mr. Hooven and his wife which totaled $15,475 in 2015.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its Committees, to promote the interests of stockholders and to create a common set of expectations as to how the Board, its Committees, individual directors and management should perform their respective functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of our directors and management remain a critical safeguard in quality corporate governance. The Corporate Governance Guidelines establish the practices the Board will follow with respect to, among other practices, board composition and selection of board nominees, director responsibilities, chief executive officer evaluation, management development and succession planning, director compensation, board committees and annual board and committee performance evaluations. A copy of the Corporate Governance Guidelines is available on our website at www.atricure.com under “Investors—Corporate Governance.”

Code of Business Conduct and Ethics

AtriCure is committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. Our Code of Business Conduct and Ethics is an integral part of our business conduct compliance program and embodies our commitment to conduct operations in accordance with the highest legal and ethical standards. The Code of Business Conduct and Ethics applies to all of our officers, directors and employees and is supplemented by an additional Code of Ethics which is applicable to our Chief Executive Officer, Chief Financial Officer and other senior financial officers. Each officer, director and employee is responsible for understanding and complying with the Code of Business Conduct and Ethics. Each Code is available on our website at www.atricure.com under “Investors—Corporate Governance.” We will post any amendments to either Code, as well as any waivers that are required to be disclosed by the rules of the SEC or Nasdaq, on our website.

We have also adopted and implemented voluntary standards established by the Advanced Medical Technology Association (AdvaMed), a United States trade association for medical device manufacturers, governing interactions between medical device manufacturers and healthcare professionals known as the AdvaMed Code of Ethics on Interactions with Health Care Professionals (AdvaMed Code). These standards are intended to ensure that such interactions are transparent and comply with applicable laws, regulations and government guidance. The standards address interactions related to sales and marketing practices, research and development, product training and education, grants and charitable contributions, support of third-party educational conferences and consulting arrangements.

Compensation Committee Interlocks and Insider Participation

During 2015 and through the date of this proxy statement, none of the members of our Compensation Committee were or are an officer or employee of the Company, had or have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

Certain Relationships and Related Party Transactions

Our Audit Committee charter provides that the Audit Committee will review and discuss with management potential transactions with related parties. Related party transactions requiring Audit Committee approval include transactions that are significant in size and transactions that involve terms or aspects that differ from those which would be entered into between independent parties.

Communications with the Board of Directors

Stockholders are invited to communicate to the Board or its committees by writing to: AtriCure, Inc., Chairman of the Board of Directors or the Chair of a Board committee, 7555 Innovation Way, Mason, Ohio 45040. All such stockholder communications will be forwarded to the specific director or directors to whom the communications are addressed.

Board Leadership Structure

The Company has separate Chief Executive Officer and Board Chairman positions. Mr. Johnston serves as our Chairman of the Board and presides over Board meetings and provides the Company with the benefit of his strategic and creative vision, an appreciation for and understanding of the risks associated with the Company’s business and an intimate knowledge of the Company’s technologies and the medical device industry. Mr. Carrel serves as our President and Chief Executive Officer and provides the Company with the benefit of his extensive knowledge of the Company’s operations, an understanding of the day-to-day challenges faced by companies in the medical device industry and his business and financial know-how.

The Board currently believes that, at this time, based on the skills and responsibilities of the various Board members and management, and in light of the general economic, business and competitive environment facing the Company, the separation of the Chairman and Chief Executive Officer roles enhances appropriate oversight of management by the Board, Board independence, the accountability to our stockholders by the Board and our overall leadership structure. Furthermore, the Board believes that maintaining separation of the Chairman function from that of the Chief Executive Officer allows the Chief Executive Officer to properly focus on managing the business, rather than requiring a significant portion of his efforts to be spent on also overseeing Board matters.

Board’s Role in Risk Oversight

The Board maintains oversight responsibility for the management of the Company’s risks and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which each committee provides oversight.

The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the independent registered public accounting firm’s qualifications, independence and performance and the Company’s corporate finance matters. The role of the Audit Committee includes receiving, at least annually, a discussion of the major risk exposures identified by senior management, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

Our Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders.

The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession and the Company’s Corporate Governance Guidelines and other governance documents. The

Nominating and Corporate Governance Committee is also responsible for conducting a review of the Company’s compliance program in connection with the Corporate Integrity Agreement between the Office of Inspector General of the U.S. Department of Health and Human Services and the Company.

The Strategy Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks related to the Company’s potential mergers, acquisitions, divestitures, joint ventures and other key strategic transactions outside the ordinary course of the Company’s business.

Board Evaluations

The Board of Directors and committees conduct self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee receives input on the Board’s performance from directors and, through its Chairman, discusses the input with the full Board and oversees the full Board’s review of its performance. The self-assessments focus on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the year ending December 31, 2016. Deloitte & Touche LLP has audited the Company’s financial statements since 2002.

The Board is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016. Although not required by law, the rules of Nasdaq or the Company’s Bylaws, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. In addition to retaining Deloitte & Touche LLP to audit the Company’s financial statements for 2015, the Audit Committee retained Deloitte & Touche LLP to provide audit-related services and certain other services in 2015. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee has reviewed all non-audit services provided by Deloitte & Touche LLP in 2015 and has concluded that the provision of such services was compatible with maintaining Deloitte & Touche LLP’s independence in the conduct of its auditing functions.

The aggregate fees billed or to be billed by Deloitte & Touche LLP for audit services provided to the Company for 2015 and 2014 and billed related to other services provided during 2015 and 2014 were as follows:

Service Category	2015	2014
Audit Fees	$854,802	$685,000
Audit-Related Fees	2,769	2,769
Tax Fees	—	—
All Other Fees	149,872	—
Total	$1,007,443	$687,769

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services and reimbursement for out of pocket expenses for the audit of a company’s financial statements, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

To help ensure the independence of our independent registered public accounting firm, all audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee as a Committee, or the Committee may delegate to one or more of its members the authority to grant the required approvals.

PROPOSAL THREE—ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd Act), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (Say on Pay).

As described in detail below under the heading “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our stockholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term stockholder value while aligning our executives’ interests with those of our stockholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return. Stockholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

In 2015, approximately 55% of the votes cast in the advisory vote on compensation of our named executive officers that were present and entitled to vote on the matter were in favor of the compensation of AtriCure’s named executive officers as disclosed in our 2015 proxy statement. While representing majority support for the Say on Pay proposal, these results were below the 63% 2014 advisory votes and also below what the Board and management deem satisfactory. As a result, the Board and management determined that additional engagement with stockholders was necessary and important.

Since the 2015 Annual Meeting of Stockholders, on behalf of AtriCure, members of management and, upon request, representatives of the Compensation Committee, reached out to stockholders representing over 55% of shares of Common Stock outstanding as of December 31, 2015) to discuss AtriCure’s executive pay and its alignment with performance and to solicit feedback on AtriCure’s compensation programs, including its stock incentive plans and governance practices. We engaged with these stockholders in meetings conducted either in person (face to face) or by teleconference.

Of course, stockholders did not speak with a single voice when it came to their preferences for compensation structures, objectives, goals, time periods, and governance items. We sought to find the common ground and common themes that would both be responsive to stockholders and fit AtriCure’s objectives in attracting, retaining, and incentivizing AtriCure’s leaders to drive the success of the Company. We looked to find the areas of greatest commonality among the input provided by stockholders, and we believe the changes we have made are responsive to the feedback we heard and are in the best interests of AtriCure and its stockholders. Following is a summary of the key points we heard, the actions taken, and when the changes are effective.

What AtriCure Heard	How AtriCure Responded	When Effective
Pursuant to the CEO employment agreement, five of nine share price hurdles for performance stock options were set before grant date. ISS expressed concern with respect to this provision in our CEO’s employment agreement.	Going forward, performance stock options to NEOs do not have share price hurdles that are set before grant date.	2016
All strategic objectives for annual incentive awards, not just the revenue based objectives, should be disclosed.	All strategic objectives for annual incentive awards, not just the revenue based objectives, are being disclosed.	2016
Policies prohibiting pledging and hedging of shares owned by NEOs and directors should be disclosed.	AtriCure had already posted these policies on its website before investors shared this concern. AtriCure describes in its proxy statement its policies on prohibiting pledging and hedging of shares owned by NEOs and directors.	2015
AtriCure should be mindful of ISS’s burn rate limitations in connection with share based awards under its 2014 Stock Incentive Plan.	AtriCure engaged an outside consultant on compensation matters and has committed to a burn rate cap.	2016

The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. This vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our stockholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR— AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE RESTRICTIONS ON REMOVAL OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") currently provides that stockholders may remove directors only “for cause.”  The Company’s Bylaws contained a similar provision.  The Court of Chancery of the State of Delaware recently held in a case construing the certificate of incorporation of another Delaware corporation that if a Delaware corporation has neither a staggered board nor provides for cumulative voting in the election of directors, provisions of the corporation's certificate of incorporation and bylaws providing that directors may be removed only "for cause" are contrary to Section 141(k) of the General Corporation Law of the State of Delaware and are therefore invalid and unenforceable.  The Company does not have a staggered board or cumulative voting in the election of directors, and therefore the Court of Chancery’s decision called into question the validity and enforceability of provisions in the Company’s Certificate of Incorporation and Bylaws specifying that directors may be removed only for cause.  The Board delegated to the Nominating and Corporate Governance Committee the task of reviewing the Certificate of Incorporation and Bylaws.  The Nominating and Corporate Governance Committee reviewed those documents.  Based on a recommendation from the Nominating and Corporate Governance Committee resulting from the review, the Board amended the Bylaws on February 3, 2016 to eliminate the removal provisions from the Bylaws.  A description of the changes made in the Third Amended and Restated Bylaws are included in the Company’s Form 8-K dated February 3, 2016.

Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board has approved, adopted and declared advisable, and recommends that the stockholders approve and adopt, an amendment to the Certificate of Incorporation which removes the third sentence of Article VIII in its entirety from the Certificate of Incorporation, which states, “Any director may be removed from office by the stockholders of the Corporation only for cause.”

If approved, the proposed amendment to the Certificate of Incorporation would become effective upon the filing of a new Restated Certificate of Incorporation containing the proposed amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the proposed amendment.

Article VIII of the Certificate of Incorporation as proposed to be amended is attached to this Proxy Statement as Exhibit A.

In light of the recent Court of Chancery decision, whether or not the stockholders approve the foregoing amendment, the Company has determined that it will not attempt to enforce the director removal provision of Article VIII of the Certificate of Incorporation to the extent that it purports to limit removal of directors by stockholders only for cause.

We urge your vote to adopt the proposed amendment to the Certificate of Incorporation.  The affirmative vote of the holders of at least 66 ⅔% of the outstanding shares of the Company's common stock is needed to adopt the proposed amendment. Under this voting standard, abstentions and broker non-votes count as votes against the proposal.

A vote in favor of this Proposal will also be deemed to constitute approval of the filing of a new Restated Certificate of Incorporation enacting the amendment set forth in the Proposal.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE RESTRICTIONS ON REMOVAL OF DIRECTORS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL FIVE—AMENDMENT OF 2014 Stock Incentive Plan

Based on the recommendation of the Compensation Committee, the Board voted to approve and recommend to stockholders that they approve the amendment of the AtriCure, Inc. 2014 Stock Incentive Plan (2014 Plan). The amendment is an increase in the number of shares of common stock available for issuance under the 2014 Plan from 1,300,000 to 1,750,000 (which includes an increase in the total number of Common Shares available for issuance with respect to incentive stock options from 1,300,000 to 1,750,000 in accordance with the Internal Revenue Code). Stockholders are being asked to approve these amendments and to re-approve the material terms of the performance measures set forth in the 2014 Plan, as described below. The 2014 Plan, however, includes other technical amendments that do not require shareholder approval which were effective upon the Board’s approval on February 3, 2016. This 2014 Second Amended and Restated Stock Incentive Plan (Amended 2014 Plan) document is attached as Exhibit B and is marked to show all of these amendments.

Set forth below are: (i) a summary of the principal features of the Amended 2014 Plan; and (ii) a description of the U.S. federal income tax consequences under the Amended 2014 Plan.

1.  Summary of the 2014 Stock Incentive Plan

Objectives of the 2014 Plan

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The Amended 2014 Plan promotes the Company’s compensation philosophy and objectives by:  (i) providing long-term incentives to those persons with responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees, directors, and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares, and (vi) aligning the personal interests of officers, employees, and others in the Company’s long-term growth and profitability with the interests of the Company’s stockholders.

In May of 2014 stockholders approved the 2014 Plan which authorized the issuance of 1,300,000 shares. As of March 31, 2016, approximately 739,743 shares remained available for grant under the 2014 Plan. The Board approved the Amended 2014 Plan to provide for an additional 450,000 shares of stock-based awards to be granted under it. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented in the Equity Compensation Plan Information table on page 20.

We engaged stockholders in discussion regarding the Amended 2014 Plan. In particular, we solicited comment on the number of shares of common stock to be authorized for issuance under the Amended 2014 Plan and discussed with stockholders our anticipated needs around long-term incentives for those persons with responsibility for the success and growth of the Company. Stockholders provided feedback regarding dilution and our burn rate. Following discussions with stockholders and an independent compensation consultant, the Company has adopted a maximum burn rate commitment. The Company commits that, with respect to the number of shares subject to awards granted during 2016, 2017 and 2018, its average annual burn rate over that three year period will not exceed 4.8 of weighted common shares outstanding. For the avoidance of doubt, the Company is not committing to any maximum burn rate in any particular year and, as such, the burn rate for 2016, for example, may exceed 4.8. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to awards other than options will count as equivalent to two option shares.

All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the Amended 2014 Plan. The Amended 2014 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals and unrestricted shares. The Amended 2014 Plan is also designed to allow for the award of compensation that will be fully deductible, in compliance with Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three highest-paid executives other than the Chief Executive Officer and Chief Financial Officer during a tax year, unless the compensation meets certain requirements. It is intended that awards under the Amended 2014 Plan with a performance component (which does not include time-vested share awards) generally will satisfy the requirements for performance based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. However, there can be no assurance that any award granted under the Amended 2014 Plan will meet the requirements of Section 162(m). The Compensation Committee may also decide in its business judgment with respect to certain awards under the Amended 2014 Plan that it does not want such awards to be compliant with Section 162(m), for whatever reason.

Shares Subject to the Amended 2014 Plan

The aggregate number of common shares that may be issued under the Amended 2014 Plan, assuming approval by stockholders, is 1,750,000. The Amended 2014 Plan provides for appropriate adjustments in the number of shares subject to the Amended 2014 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.

Other Share Limitations

The maximum number of shares subject to full-value awards that may be granted under the Amended 2014 Plan is 1,750,000. The maximum number of shares subject to incentive stock options (ISOs) that may be granted under the Amended 2014 Plan is 1,750,000. The maximum number of shares subject to full-value awards that may be granted to an individual in a calendar year is 1,750,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 1,750,000.

Eligible Participants

Officers and key employees of the Company, any consultant to the Company, and the Company’s non-employee directors are eligible to receive awards under the Amended 2014 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth.

Administration

The Amended 2014 Plan shall be administered by a committee (Committee) consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m), “independent director” set forth in Nasdaq rules and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the Board, the Compensation Committee will administer the Amended 2014 Plan and has the authority under the Amended 2014 Plan to: (i) select the employees, consultants, and directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the Amended 2014 Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of 162(m); (v) with respect to any performance based compensation, certify that any performance goals have been achieved; (vi) determine whether terms, conditions, and objectives have been met or, if permissible, should be modified or waived, not inconsistent with the terms of the Amended 2014 Plan; (vii) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (viii) determine administrative rules, guidelines, and practices governing the Amended 2014 Plan; and (ix) interpret the provisions of and otherwise supervise the administration of the Amended 2014 Plan. The Amended 2014 Plan contemplates that the Committee may delegate its authority to certain officers of the Company.

Stock Options

Stock options granted under the Amended 2014 Plan must be in the form of either incentive stock options (ISOs), which meet the requirements of Section 422 of the Code, or nonqualified stock options (NQSOs), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on Nasdaq on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the Amended 2014 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the Amended 2014 Plan. The Amended 2014 Plan prohibits stock option repricing.

The Amended 2014 Plan contemplates an annual award to non-employee directors of NQSOs for 10,000 shares.

Code Limitations on Incentive Stock Options

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the Amended 2014 Plan, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding common stock.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (SAR) separately or in connection with a stock option granted under the Amended 2014 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the Amended 2014 Plan. The Amended 2014 Plan prohibits SAR repricing.

Restricted Share and Restricted Share Unit Awards

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Unless otherwise determined by the Committee, participants who hold restricted shares have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse, but shall not have voting rights with respect to the shares. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder any rights of a stockholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the Amended 2014 Plan.

Performance Based Exception

The Committee may grant awards in a manner that is intended to qualify for the performance based exception to the deductibility limitations of Section 162(m) and conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per common share, favorable comparison to established budgets, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, stockholders’ equity, stockholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the Company’s prior performance. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m), to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved. Shareholders who vote in favor of the amendments in the Amended 2014 Plan are deemed to re-approve the performance goals for purposes of Section 162(m).

Unrestricted Share Awards

The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the Amended 2014 Plan) or trusts established by the participant, subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee.

Termination of Employment

Generally, the vesting of awards is accelerated upon a participant’s termination of employment by death, disability or retirement (for any reason other than for cause), with a participant being allowed to exercise vested stock options or SARs for a period of time after termination; provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m), no vesting may occur or no distribution may be made prior to the attainment of the performance goals, unless otherwise provided by Section 162(m). In the case of a participant’s termination of employment for cause, unless otherwise provided in an award agreement, all awards, whether vested or not, are immediately forfeited.

Change in Control

Unless the award is assumed by an acquiring entity and except as otherwise provided in an award agreement, upon a “change in control” as defined in the Amended 2014 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Discontinuation of Amended 2014 Plan, Amendments, and Award Substitutions

The Board may amend, alter, or discontinue the Amended 2014 Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s stockholders, if stockholder approval is required under applicable laws, regulations, or exchange requirements (including for the purpose of qualification under Section 162(m) as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The Amended 2014 Plan could be amended without stockholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No awards shall be made under the Amended 2014 Plan after the tenth anniversary of the effective date.

Plan Benefits

No benefits or amounts have been granted, awarded, or received under the Amended 2014 Plan, and the amount of awards payable under the Amended 2014 Plan to any participant is not determinable, as awards are discretionary and participation is determined each fiscal year. Below is a table that discloses awards granted to the Company’s executives and directors in the last twelve months under the 2014 Stock Incentive Plan.

Name and Position	Restricted Stock	Options
Michael H. Carrel President and Chief Executive Officer	225,000	—
Andrew L. Lux Senior Vice President, Operations and Quality Assurance	15,000	—
Justin J. Noznesky Senior Vice President, Marketing and Business Development	50,000	—
Douglas J. Seith Chief Operating Officer	75,000	—
M. Andrew Wade Senior Vice President and Chief Financial Officer	50,000	—
Executive Group	500,000	—
Non-Executive Director Group	—	80,000
Non-Executive Officer Employee Group	80,500	15,000

The following table presents information about the Company’s equity compensation plans as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders (3)	4,255,243	$11.89	1,371,596
Equity compensation plans not approved by security holders	—	—	—
Total	4,255,243	$11.89	1,371,596

_________________________________

(1)	Represents outstanding stock options, restricted stock and performance shares as of December 31, 2015.
(2)

The weighted average exercise price is calculated without taking into account restricted stock and performance shares that will become issuable, without any cash consideration or other payment, as vesting requirements and/or performance goals are achieved.

(3)	Amounts include awards under our 2001 Stock Option Plan, 2005 Equity Incentive Plan and 2014 Stock Incentive Plan but exclude shares purchased under our 2008 Employee Stock Purchase Plan.

2.  Certain Federal Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the Amended 2014 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the Amended 2014 Plan (see, however, discussion of the alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and AtriCure will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a  disqualifying disposition), the optionee generally will realize ordinary income in the year of disposition and  AtriCure will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (AMT). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a “disposition” of such stock.  If the ISO holding period requirements described above have not been satisfied with respect to such surrendered stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (Exchange Shares) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or AtriCure on the grant of a NQSO pursuant to the Amended 2014 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. AtriCure will be entitled to a federal income tax deduction in an amount equal to such excess, provided that AtriCure complies with applicable reporting rules. Deductions attributable to the award of NQSOs shall be excludable from the $1,000,000 limitation of Section 162(m) so long as the award is made by the Committee, the Plan states the maximum number of shares with respect to which options may be granted during a specified period, and the exercise price of the option is equal to or greater than the value of the shares at the time of grant.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and AtriCure will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. AtriCure may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant, subject to the application of Section 162(m) as discussed above with respect to NQSOs.

Restricted Share and Restricted Share Unit Awards

The taxability of a restricted share and restricted share unit awards to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will recognize taxable ordinary income at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. AtriCure will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant, however, such deduction is subject to the limitations in Section 162(m) unless the restricted shares or restricted share units qualify as performance based compensation.

Application of Section 409A to Deferred Compensation Arrangements

The Amended 2014 Plan provides that the Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus one percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the Amended 2014 Plan, a corresponding deduction is available to AtriCure provided AtriCure complies with certain reporting requirements. Under Section 162(m), however, AtriCure will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the three highest-paid executives other than the Chief Executive Officer and Chief Financial Officer, excluding (among other things) certain performance based compensation as discussed above.

AtriCure is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by AtriCure with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the Amended 2014 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ATRICURE, INC. AMENDED 2014 STOCK INCENTIVE PLAN AND THE RE-APPROVAL OF ITS PERFORMANCE MEASURES FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership, calculated in accordance with SEC rules, of AtriCure common stock as of April 1, 2016 by each of our executive officers named in the Summary Compensation Table set forth below, each of our directors, all of our directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of our common stock.

	Beneficial Ownership
Beneficial Owner	Shares	Options Exercisable Within 60 Days	Percent of Class
Holders of More Than 5%
FMR LLC (1) 245 Summer Street Boston, MA 02210	1,836,504	—	5.6%
RS Investment Management Co. LLC (2) 6 One Bush Street, Suite 900 San Francisco, CA 94104	2,679,551	—	8.1%
Wellington Management Group LLP (3) 280 Congress Street Boston, MA 02210	2,521,022	—	7.6%
Named Executive Officers
Michael H. Carrel	538,902	432,291	2.8%
M. Andrew Wade	142,215	128,582	*
Patricia J. Kennedy	22,099	10,000	*
Andrew L. Lux, Ph.D.	53,451	119,791	*
Justin J. Noznesky	115,997	35,000	*
Douglas J. Seith	195,426	145,946	1.0
Directors and Nominees
Mark A. Collar	13,262	110,001	*
Scott W. Drake	—	35,001	*
Michael D. Hooven(4)	557,392	80,001	1.8
Richard M. Johnston	—	10,000	*
Elizabeth D. Krell, Ph.D.	7,162	78,001	*
Mark R. Lanning	75,000	80,001	*
Karen P. Robards	313,328	90,001	1.2
Robert S. White	2,800	47,501	*
All executive officers and directors as a group (14 persons)	2,037,034	1,402,117	10.0

_________________________________

*       Indicates ownership of less than 1%.

(1)	This information is based on the Schedule 13G filed with the SEC on February 12, 2016.
(2)	This information is based on the Schedule 13G filed with the SEC on February 9, 2016.
(3)	This information is based on the Schedule 13G filed with the SEC on February 16, 2016.
(4)

Includes 234,211 shares held by a trust for the benefit of Mr. Hooven (the Michael D. Hooven 2004 Trust FBO Michael); 70,549 shares held by Mr. Hooven; 234,211 shares held by a trust for the benefit of Susan Spies, Mr. Hooven’s wife (the Michael D. Hooven 2004 Trust FBO Susan Spies); 18,421 shares held by a trust for the benefit of Mr. Hooven’s son (the Susan Spies 2004 Children’s Trust); and 80,001 shares underlying options exercisable within 60 days. Mr. Hooven serves as the trustee of the trust for the benefit of himself and for the Susan Spies 2004 Children’s Trust. Mr. Hooven may be deemed to share voting and investment power with respect to the shares held by the trust for the benefit of his wife, the shares held by his wife and the shares held by the Susan Spies 2004 Children’s Trust and the shares held by his son, and Mr. Hooven disclaims beneficial ownership of these shares, except as to his pecuniary interest therein. Ms. Spies may be deemed to share voting and investment power with respect to the shares held by the trust for the benefit of Mr. Hooven, and the shares held by the Susan Spies 2004 Children’s Trust, and she disclaims beneficial ownership of these shares, except as to her pecuniary interest therein.

Ownership Guidelines

Consistent with its compensation philosophy and the principle of aligning the interests of management and directors of the Company with the interests of its stockholders, the Board of Directors has implemented stock ownership guidelines for “Specified Officers” (defined in the guidelines as those officers required to file beneficial ownership reports with the SEC) and non-employee directors. Under the guidelines, the Company’s Chief Executive Officer is required to own an amount of our common stock which is equal to or exceeds three times such Chief Executive Officer’s annual base salary, and Specified Officers other than the Chief Executive Officer are required to own an amount of our common stock which is equal to or exceeds such officer’s annual base salary. Also under the guidelines, each of the Company’s non-employee directors is required to own an amount of Company common stock which is equal to or exceeds three times such non-employee director’s annual retainer. Generally, persons subject to the guidelines are required to achieve the applicable guideline not later than three years from the appointment to their position. Notwithstanding this phase-in period, most persons subject to these guidelines have met their ownership target, either as a result of their direct holdings or shares held indirectly by an entity affiliated with such person, in accordance with the guidelines.

Holding Period Requirements

In 2011, the Compensation Committee recommended, and the Board of Directors approved, a policy which institutes a mandatory holding period for long-term incentive awards. The policy requires “Specified Officers” (defined in the policy as those officers required to file beneficial ownership reports with the SEC) to retain 50% of the net after-tax shares that are earned pursuant to long-term incentive awards, including stock option and restricted stock awards, until the earlier of (i) the end of a two-year period commencing on the date any shares earned under the award are issued and (ii) the executive’s termination of employment. The mandatory holding period applies to long-term incentive awards granted on or after January 1, 2012.

Pledging and Hedging

Our Insider Trading Policy provides that without pre-clearance from the Company’s Chief Financial Officer, covered persons are prohibited from, directly or indirectly, pledging and hedging any of the Company’s securities. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens or liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans. Also for these purposes, “hedging” includes any instrument or transaction, including put options and forward-sale contracts, through which the covered person offsets or reduces exposure to the risk of the price fluctuations in a corresponding equity security.

MANAGEMENT

Our directors, nominees for director and executive officers are set forth below. Information regarding our directors and director nominees is set forth above under “Proposal One—Election of Directors—Biographical Information of Directors and Director Nominees.”

Name	Age	Position
Richard M. Johnston	81	Chairman of the Board
Michael H. Carrel	45	President, Chief Executive Officer and Director
Mark A. Collar	63	Director
Scott W. Drake	48	Director
Michael D. Hooven	60	Director
Elizabeth D. Krell, Ph.D.	67	Director
Mark R. Lanning, C.P.A.	61	Director
Karen P. Robards	66	Director
Robert S. White	54	Director
M. Andrew Wade, C.P.A.	41	Senior Vice President and Chief Financial Officer
Andrew L. Lux, Ph.D.	64	Senior Vice President, Operations and Quality
Justin J. Noznesky	38	Senior Vice President, Marketing and Business Development
Douglas J. Seith	50	Chief Operating Officer

M. Andrew Wade, C.P.A. has served as our Senior Vice President and Chief Financial Officer since January 2015, having previously served as our Vice President and Chief Financial Officer since January 2013.  From 2007 to 2013, Mr. Wade worked in various financial positions at AtriCure including Manager of Financial Planning & Analysis and Director of Finance. Prior to joining AtriCure, Mr. Wade held various financial positions with Macy’s Inc. and Saks Inc. Mr. Wade started his career with Arthur Andersen LLP in the audit practice, serving clients in various industries. Mr. Wade received his B.S.B.A. in Accounting from Xavier University and his M.B.A from the Owen School at Vanderbilt University and is a Certified Public Accountant.

Andrew L. Lux, Ph.D. has served as our Senior Vice President, Operations and Quality since January 2013. Dr. Lux previously served as our Vice President and Chief Operating Officer from 2012 to 2013.  Prior to joining AtriCure, Dr. Lux served in leadership capacities at both small and large companies. From 2010 to 2012, Dr. Lux served as the Senior Vice President of Manufacturing and Operations for IntriMed Technologies, a start-up business focused on contract manufacturing of implantable medical devices. From 2008 to 2010, Dr. Lux was the Vice President of Research and Development, Operations and Service for WaterHealth International, Inc., a business focused on the water purification/disinfections markets. From 2006 to 2008, Dr. Lux was the General Manager for Medtronic, Inc.’s spinal division in Warsaw, Indiana, where he was responsible for the United States based manufacturing organization providing spinal implant and orthopedic instrumentation products. Prior to 2006, Dr. Lux served in a variety of executive capacities for medical device organizations including Baxter Healthcare, Inc., Medtronic, Inc. (Cardiac Surgery Division), Johnson & Johnson and General Electric Company. Dr. Lux received his M.S. and Ph.D. from M.I.T. and his M.B.A. from Case Western Reserve University.

Justin J. Noznesky has served as our Senior Vice President, Marketing and Business Development since March 2016, having previously served as our Vice President, Marketing and Business Development since May 2014 and as our Vice President, Corporate Development from January 2014 to May 2014.  From 2004 to 2013, Mr. Noznesky held progressive financial and business development positions at Vital Images, Inc., a subsidiary of Toshiba Medical Systems Corporation,  including Vice President, Marketing and Business Development. Prior to working for Vital Images, Mr. Noznesky worked at UnitedHealth Group in Corporate Finance from 2002 to 2004 and at Arthur Andersen as a senior auditor. Mr. Noznesky received his B.A. from Bethel University.

 Douglas J. Seith has served as our Chief Operating Officer since January 2015, having previously served as our Senior Vice President, Sales and Marketing from 2013 to 2014 and as our Vice President, United States Sales from 2011 to 2013. Since joining AtriCure in 2004 as a Regional Sales Leader, Mr. Seith has held a variety of progressive sales and sales leadership positions, including Area Director roles. Mr. Seith has over 25 years of cardiology and general surgery sales and sales leadership experience. Prior to joining AtriCure, Mr. Seith held sales leadership and/or sales positions with A-Med/EmoblX, Inc., where he was the Vice President of Sales, Heartport, Inc., Scimed Life Systems, a division of Boston Scientific, Inc. and Automated Instruments (a division of Unites States Surgical Corporation). Mr. Seith received his B.A. from Ohio Wesleyan University.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our examination of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions:  M. Andrew Wade filed one late ownership report with respect to shares traded for taxes on a restricted stock release on May 14, 2015, and Andrew L. Lux filed one late ownership report with respect to shares traded for taxes on a restricted stock release on December 28, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management has the primary responsibility for maintaining effective internal control over financial reporting and for preparing AtriCure’s consolidated financial statements. AtriCure’s independent registered public accounting firm is responsible for performing independent audits of AtriCure’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibilities include monitoring and oversight of corporate accounting and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee reviewed with management the audited financial statements included in AtriCure’s Annual Report on Form 10-K, including a discussion of significant accounting principles, the reasonableness of significant estimates and judgments made in preparing the financial statements and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Chief Executive Officer and the Chief Financial Officer of AtriCure the certifications required to be given by such officers in connection with AtriCure’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with giving such certifications. The Audit Committee’s responsibilities are set forth in a written charter, a copy of which is available on our website at www.atricure.com under “Investors—Corporate Governance.”

The Audit Committee is responsible for reviewing, approving and managing the engagement of AtriCure’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed and discussed with AtriCure’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity, in all material respects, of AtriCure’s financial statements with accounting principles generally accepted in the United States of America, its judgments as to the acceptability as well as the appropriateness of AtriCure’s application of accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm by the Public Company Accounting Oversight Board and relevant listing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with AtriCure’s independent registered public accounting firm its independence from management and AtriCure and has considered the compatibility of non-audit services with the independence of AtriCure’s independent registered public accounting firm.

The Audit Committee discussed with AtriCure’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm to discuss the results of its examinations, its evaluation of the effectiveness of AtriCure’s internal control over financial reporting and the overall quality of AtriCure’s financial reporting. The Audit Committee held seven meetings during the year ended December 31, 2015.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AtriCure’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Audit Committee has also selected, subject to stockholder ratification, Deloitte & Touche LLP as AtriCure’s independent registered public accounting firm for the year ending December 31, 2016.

Submitted by the following members of the Audit Committee:

AUDIT COMMITTEE

Mark R. Lanning, Chair
Karen P. Robards

Robert S. White

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the following members of the Compensation Committee:

COMPENSATION COMMITTEE

Richard M. Johnston, Chair

Mark A. Collar
Elizabeth D. Krell, Ph.D.
Mark R. Lanning

Compensation Discussion and Analysis

Executive Summary

Most of our compensation decisions are made in the first three months of the year, after review of our performance and the performance of our CEO and the other named executive officers. We believe the compensation of all of our named executive officers for 2015 aligned well with both our performance in 2015 and the objectives of our executive compensation policies:

•

Our revenue for 2015 was $129.8 million, an increase of $22.3 million or 20.8%, compared to 2014 revenue. Included in this are revenue increases of 27.4% of U.S. sales and 1.1% of International sales. Our gross profit for 2015 was $92.9 million compared to $75.8 million for 2014.

•

Above target results compared to 2015 performance goals resulted in above target annual incentive award payouts to our named executive officers for 2015. Performance compared to 2015 company goals set by the Compensation Committee resulted in the named executive officers receiving a payout 57.5% higher than the annual incentive award payouts that would have been earned if we had achieved performance goals required to receive 100% of the bonus amount.

•

Based on 2014 results and the 2015 individual evaluations of the named executive officers by the Compensation Committee with respect to Mr. Carrel, and the Compensation Committee and Mr. Carrel with respect to the other named executive officers, our named executive officers received increases in their base salary. These increases ranged from 4% to 22% of 2014 base salary.

Compensation Philosophy and Objectives

Our compensation philosophy is rooted in a pay for performance approach that is designed to strongly link executive officer compensation to our performance. Executive incentive compensation is tied to measurable results intended to create long-term value for our stockholders. Our executive compensation program is designed to promote the following objectives:

•	To align the interests of our executives with those of our stockholders;
•	To attract, motivate and retain talented executives; and
•	To compensate executives based upon the value of their individual and collective contributions to achieving corporate goals and objectives.

Our executive compensation program provides for base salaries that reflect the following primary factors: level of responsibility, individual performance, internal fairness and external competitiveness. Additionally, the program provides for both annual incentive awards that are payable upon our achievement of annual financial and management objectives, as well as long-term equity incentives that are intended to align and strengthen the mutuality of interest between management, other key employees and our stockholders. With respect to Chief Executive Officer compensation, initial base salary, target annual incentive compensation and equity incentive award compensation are set forth in his employment agreement. The compensation provisions contained in the employment agreement entered into with our Chief Executive Officer at the time he joined AtriCure in 2012 are consistent with our compensation policies and objectives.

Below we summarize certain executive compensation program and governance practices – both the practices we have implemented to drive performance and the practices we avoid because we do not believe they would serve our shareholders’ long-term interests.

What AtriCure Does

Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at-risk and tied to the achievement of various performance metrics that are disclosed to shareholders. In addition, a significant portion of the CEO’s compensation is based on increases to the Company’s stock price, which aligns him with the interests of all shareholders.

Sets NEO salary guidelines on an annual basis. The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends

Balances short-term and long-term incentives. The incentive programs provide an appropriate balance of annual and longer-term incentives, with long term incentive compensation comprising a substantial percentage of target total compensation.

Uses multiple performance metrics. These mitigate the risk of the undue influence of a single metric by utilizing multiple performance measures for annual incentive awards and multi-year vesting for long-term incentive awards.

Caps award payouts. Amounts or shares that can be earned under the 2014 Stock Incentive Plan are capped, both for stock options and for full value awards.
Uses market-based approach for determining NEO target pay. Target compensation for NEOs is set after consideration of market data on compensation at other medical device and life science companies.

Maintains double-trigger change in control agreements. The Company maintains change in control agreements with certain of its NEOs, which require termination during a change in control period for severance payments to occur.

Maintains stock ownership guidelines for all NEOs. The Company has the following minimum stock ownership requirements: CEO – three times base salary; Other NEOs – one time base salary. All NEOs meet these requirements.

Conducts a risk assessment. The Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee. The Committee consists entirely of independent directors.

What AtriCure Does Not Do
Provide excise tax gross-up payments. The Company will not enter into any new contractual agreements that include excise tax gross-up payments.

Reprice options. The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the 2014 Stock Incentive Plan without first obtaining approval from the stockholders of the Company. The Company and the Committee will not reprice underwater options without the consent of the Company’s stockholders.

Allow pledging or hedging of shares. The Company’s insider trading policy places restrictions on the Company’s directors and executive officers regarding entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. Pledging or hedging transactions are permitted only in very limited circumstances, and only with respect to shares held in excess of stock ownership requirements. No directors or executive officers have in place any pledges or hedging transactions.

Provide special perquisites to executives. The Company does not provide executives with programs that are not made available to all Company employees, except in extremely limited circumstances.

Since the 2015 Annual Meeting of Stockholders, on behalf of AtriCure, members of management and, upon request, representatives of the Compensation Committee, reached out to stockholders representing over 55% of shares of Common Stock outstanding as of December 31, 2015 to discuss AtriCure’s executive pay and its alignment with performance and to solicit feedback on AtriCure’s compensation programs, including its stock incentive plans and governance practices. See page 14 for a discussion of this.

Executive Compensation Program and Process

Role of the Compensation Committee

The Compensation Committee oversees and administers our executive compensation policies and plans. The Compensation Committee determines and reports to the Board regarding general recommendations on compensation policies and plans for employees, setting salaries and incentive compensation and approving equity incentive awards for executives. In determining executive compensation,  we evaluate a variety of factors relating to the Company’s performance as a whole during the year, including financial performance, product development and regulatory and clinical progress. We also review market data and the individual performance of all key executives. Our management team supports and makes recommendations to the Compensation Committee in fulfilling its responsibilities and gathers information and performs administrative tasks delegated to it by the Compensation Committee. The Compensation Committee performs the same analysis in connection with determining the compensation of Mr. Carrel, our President and Chief Executive Officer, as it does in determining the compensation of other executive officers. We believe that Mr. Carrel’s compensation is fair, competitive and consistent with the Company’s corporate results and compensation philosophy.

Compensation Consultants

The Compensation Committee has the authority to engage the services of outside advisors as necessary to meet its responsibilities. Although the Compensation Committee did not engage a compensation consultant during the last fiscal year, management of AtriCure utilized the services of an outside compensation consultant during 2015 to provide advice regarding various 2015 executive compensation matters.

Recognizing that we compete for talent with other publicly-held medical device companies, some of which have significantly larger resources than we have, we review market compensation survey data and analyze it to compare the Company’s salaries against the market on a regular basis. Market data is used as a guideline. We utilize information derived by Culpepper and Associates, a leading provider of compensation survey market data. The goal in using market survey data is to strike a balance between external competitiveness and internal equity. The peer group included in our executive analysis consisted of several cardiac-focused medical device companies and other medical device and life science companies of similar size, including ABIOMED, Inc., AngioDynamics, Inc., Cardiovascular Systems Inc., Endologix, Inc., Exactech, Inc., Hansen Medical, Inc., HeartWare International, Inc., LeMaitre Vascular, Inc., Spectranetics, Inc., Stereotaxis, Inc. and Vascular Solutions, Inc. The peer group we have identified includes several companies ISS identifies as our peers for purposes of its reporting.

Compensation to our executive officers generally consists of the following elements: base salary, annual incentive bonuses, grants of equity awards and generally the same health and welfare benefits package available to all of our employees. We believe this mix of cash and equity compensation and short and long-term compensation afforded to all of our executives is consistent with our compensation philosophy and furthers our overall compensation objectives by encouraging short and long-term performance and creating an effective management team which can lead our growth and expansion and maximize stockholder value.

The Compensation Committee has reviewed the risk profile of the various elements of our executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and has considered the risks our executive officers might be incentivized to take with respect to such elements. When establishing the mix among these elements, the Compensation Committee is careful not to encourage excessive risk taking and, as a result, the Compensation Committee believes that our executive compensation program does not incentivize the executive officers to engage in business activities or other behavior that would threaten the value of the Company or the investments of its stockholders.

1.  Base Salary. We pay a base salary to attract talented executives and provide a secure base level of compensation. In determining base salaries, we consider a variety of factors, including the officer’s job scope and level of responsibility, as well as individual factors such as experience, skills and performance. We also consider market data relating to compensation for similar positions at other medical device and life science companies and competitive factors in the industry. In addition, we consider relative levels of pay among our officers and recommendations from the Chief Executive Officer.

Salary levels are generally considered annually as part of our annual performance review process, as well as upon a promotion or other change in job responsibility. Salary guidelines are set each year to reflect our industry’s competitive environment, balanced by the desire to control the overall cost of salaries and wages.

2.  Annual Incentive Bonuses. We pay annual incentive bonuses to management which vary in size depending on the level of achievement of specific operational, financial and strategic goals considered by the Board to be critical in building long-term value for stockholders. Annual incentive bonuses earned during 2013,  2014 and 2015 were paid in cash. In future years, annual incentive bonuses may be paid in cash, through equity awards or through a combination of both.

For executive officers, annual incentive bonus targets and objectives are designed to advance key strategic initiatives and build stockholder value and, therefore, primarily relate to the achievement of company-wide revenue and functional goals. We believe that company-wide goals help to foster effective cross-functional performance and a culture of collaboration. Annual objectives and targets are developed with guidance from management and approved by the Compensation Committee. Levels of performance are measured and communicated by management to the Compensation Committee and Board of Directors on a regular basis.

The Compensation Committee sets objectives that the Committee believes will be difficult to attain. For 2015, the determination of the annual incentive targets was based on the following revenue and functional measures:

Objectives	Target	Budget	Minimum	Weight
Target Payout	175%	100%	50%
Revenue (in millions)	$126.8	$123.6	$120.4	70%
Other Bonus Objectives
Vitality/Innovation Index	15%	12.5%	10%	10%
Percentage of revenue from products introduced in past 36 months
Clinical Science	Achieve 5+ goals	Achieve 4 goals	Achieve 3 goals	10%
Stroke Trial - IDE approval
Stroke Trial - First patient enrolled in pivotal trial
DEEP Trial - Five sites with IRB approval
Japan Clip or Cryo approved by Shonin
China Cryo approval
CEASE AF - Enroll 20 or more patients
Revamp Historic AF and start enrolling
Training and Education	Achieve 3 goals	Achieve 2 goals	Achieve 1 goal	10%
Set up at least four U.S. in-person training sites
Set up Mini Clinical Fellowship
Set up EU sole therapy training
Set up registry in the EU
Establish a post PAS registry

For the named executive officers, the base salary and target annual incentive were determined in accordance with the Company’s executive compensation philosophy and objectives described above, and as part of the Chief Executive Officer’s annual compensation and performance review. These amounts for 2015 are as follows:

Executive Officer	Base Salary ($)	Target Annual Incentive of Base Salary (%)	Target Incentive ($)
Michael H. Carrel	$630,000	75%	$472,500
M. Andrew Wade	298,146	50	149,073
Patricia J. Kennedy	263,743	75 (1)	197,807
Andrew L. Lux, Ph.D.	298,341	40	119,336
Justin J. Noznesky	265,000	50	132,500
Douglas J. Seith	356,400	75	267,300

_________________________________

(1)

Ms. Kennedy’s compensation reported reflects her 2015 base salary converted from Euros to U.S. dollars using the average exchange rate during 2015 of 1.1100.  Ms. Kennedy resigned all of her positions with AtriCure, Inc. and AtriCure Europe B.V. and her employment ended February 1, 2016.

For 2015, the Compensation Committee approved an incentive bonus program that would have enabled these executive officers to earn the target and maximum bonuses set forth below as a percentage of their base salaries.

Executive Officer	Percentage of 2015 Base Salary at Threshold Goals (%)	Percentage of 2015 Base Salary at Target Goals (%)	Percentage of 2015 Base Salary at Maximum Goals (%)
Michael H. Carrel	62%	75%	128%
M. Andrew Wade	41	50	85
Andrew L. Lux, Ph.D.	33	40	68
Justin J. Noznesky	41	50	85
Douglas J. Seith	62	75	128

Total revenue used to calculate the bonus for 2015 was $127.6 million, resulting in a 175% bonus payout related to the revenue goal. The functional goals were achieved in varying degrees, resulting in a 117% bonus payout. In the aggregate, the participants earned their bonuses at 157.5% of their targets.

Executive Officer	Percentage of Base Salary Earned (%)	Amount of Award ($)
Michael H. Carrel	118%	$744,188
M. Andrew Wade	79	234,790
Andrew L. Lux, Ph.D.	63	187,955
Justin J. Noznesky	79	208,688
Douglas J. Seith	118	420,998

3.  Equity Incentive Awards. We issue equity awards to our executive officers and employees under our 2015 Equity Incentive Plan to create an opportunity for our executive officers and employees to acquire an equity ownership interest in the Company and thereby motivate and retain executive talent and align employees and executives with the long-term interests of stockholders. The Compensation Committee continually reviews the value and mix of equity awards granted to executive officers in light of equity awards at peer group companies but does not target any specific position with respect to these peer group companies. The Compensation Committee also considers wealth accumulation for executive officers as a factor in making additional equity awards both as to type of award and number of underlying shares.

Share-based incentives are reviewed and approved by the Compensation Committee at committee meetings. Grants of restricted stock normally vest in 25% increments over four years. Stock option grants typically vest 25% on the first anniversary of the grant and the remaining 75% thereafter vests and is exercisable in equal monthly installments on the same day of the month over the following three years. Share-based awards are intended to reflect the employee’s and executive’s position, responsibility, contributions and performance and to consider each individual’s current equity position. We believe that share-based awards will stimulate pride in ownership and motivate employees and executives to commit themselves to our performance and increasing stockholder value.

Each year, the Compensation Committee considers grants for executive officers and employees based on recommendations from the CEO, as well as the factors described above. With respect to newly hired executives, the size of the initial equity grants are determined based on the individual’s position, experience and competitive market information. New hire grants are generally made at the date of hire. The exercise price for options equals the fair market value of our common stock on the date of the grant. The 2015 grant of restricted stock to Mr. Carrel was consistent with his initial equity grant as required by his employment agreement.

Beginning with equity incentive awards for 2013, the Company shifted the timing of such awards from the end of the fiscal year for which performance was being awarded to early in the following fiscal year in an effort to correspond NEO awards to the Company’s overall performance review process timing. As a result, the NEOs received no equity incentive awards during 2013. Rather, equity incentive awards based on 2013 performance were granted in early 2014. The Company expects to maintain this timing for NEO equity incentive awards going forward.

Recovery of Prior Incentive Compensation

In 2011 the Board adopted a Clawback Policy that provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Board of Directors shall require reimbursement to the Company of any performance-based award made to any officer of the Company where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (ii) the members of the Board of Directors who are considered “independent” for purposes of the listing standards of Nasdaq determine the officer engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement; and (iii) a lower payment would have been made to such officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the officer the amount by which any performance-based awards paid to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results. This policy applies to financial statements for periods ending on or after December 31, 2011, and, beginning on January 1, 2012, the award agreement or terms and conditions of any performance-based award by the Company to an officer include a provision incorporating the requirements of this policy.

AtriCure’s Amended and Restated 2014 Stock Incentive Plan provides that any award issued under it shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy  adopted by the Company, Compensation Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of Nasdaq or the SEC. As a result, awards issued pursuant to the Amended and Restated 2014 Stock Incentive Plan are subject to the Clawback Policy adopted by the Board in 2011.

The Company reserves the right to include these and other additional compensation recovery provisions in equity award agreements for executive officers.

The Company expects to revisit its compensation recovery policies after the SEC adopts final rules relating to clawbacks pursuant to the Dodd-Frank Act.

Perquisites

We do not generally provide executives with perquisites other than programs made available to all Company employees. Mr. Carrel’s employment agreement provides for reimbursement of certain out-of-pocket expenses, including temporary housing and for reimbursement for incremental term life insurance. Ms. Kennedy received an annual car allowance of €12,000 ($13,320), and Mr. Seith receives an annual car allowance of $7,200.

The Compensation Committee adopted a policy, effective January 1, 2012, that officers of the Company will not be reimbursed by the Company for personal taxes owed by them resulting from their receipt of perquisites, other than for relocation expenses. The Committee has made an exception to this policy for Mr. Carrel’s life insurance premium payments, which was part of the incentive package offered to Mr. Carrel when he joined the Company.

Summary Compensation Table

The following table sets forth summary compensation information for 2015,  2014 and 2013 for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who were serving in such capacities as of December 31, 2015. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of 10% of their total annual compensation.

		Salary	Commissions	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Position	Year	($)	($)	($) (1)	($) (1)	($) (2)	($) (3)		($)
Michael H. Carrel	2015	$610,833	$—	$3,108,000	$—	$744,188	$21,090	(4)	$4,484,111
President and Chief	2014	515,000	—	1,402,674	3,942,296	653,522	22,530	(4)	6,536,022
Executive Officer	2013	500,000	—	—	—	591,323	22,289	(4)	1,113,612

M. Andrew Wade	2015	290,524	—	888,000	—	234,790	7,950		1,421,264
Senior Vice President	2014	265,625	—	631,200	670,660	224,714	8,250		1,800,449
and Chief Financial	2013	212,500	—	—	—	167,541	8,469		388,510
Officer

Patricia J. Kennedy(5)	2015	237,162	—	532,800	—	276,857	25,481		1,072,300
Former Vice President	2014	272,445	—	210,400	268,264	345,733	62,297		1,159,139
and General Manager,	2013	259,058	119,758	—	—	73,327	16,412		468,555
International

Andrew L. Lux, Ph. D.	2015	294,155	—	266,400	—	187,955	7,950		756,460
Senior Vice President,	2014	286,443	—	157,800	134,132	193,861	29,561	(6)	801,797
Operations and Quality	2013	278,100	—	—	—	175,410	40,638	(6)	494,148
Assurance

Justin J. Noznesky	2015	262,500	—	888,000	—	208,688	7,950		1,367,138
Senior Vice President,	2014	—	—	—	—	—	—		—
Marketing and Business	2013	—	—	—	—	—	—		—
Development

Douglas J. Seith	2015	351,000	—	1,154,400	—	420,998	15,150	(7)	1,941,548
Chief Operating Officer	2014	324,000	—	631,200	670,660	411,148	15,550	(7)	2,052,558
	2013	300,000	—	—	—	354,794	16,075	(7)	670,869

_________________________________

(1)

Amounts in the stock awards and option awards columns represent the aggregate grant date fair value of restricted stock awards and option awards computed as of each grant date in accordance with FASB ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Notes 1 and 15 of the Notes to Consolidated Financial Statements. Restricted stock awards for 2014 performance were granted in 2015 and so these awards are reflected in 2015 compensation. Restricted stock and option awards for 2013 performance were granted in 2014 and so these awards are reflected in 2014 compensation.

(2)	Amounts shown represent incentive-based awards earned in 2015, 2014 and 2013 pursuant to monthly, quarterly and/or annual incentive-based award programs.
(3)	Amounts shown include the matching contributions made under our 401(k) Plan.
(4)	Amounts shown include $13,140 in 2015, $14,280 in 2014 and $14,054 in 2013 in incremental life insurance premiums paid on behalf of Mr. Carrel.
(5)

Ms. Kennedy’s cash compensation is generally paid in Euros. Amounts reported for compensation paid in Euros have been converted to U.S. Dollars using the average exchange rates during 2013 (1.3285), 2014 (1.3290) and 2015 (1.1100). Included in All Other Compensation for Ms. Kennedy is €12,000 ($13,320 in 2015, $15,948 in 2014 and $15,942 in 2013) paid to Ms. Kennedy for a car allowance and €10,956 ($12,161) in 2015 for pension. Ms. Kennedy resigned all of her positions with AtriCure, Inc. and AtriCure Europe B.V. and her employment ended February 1, 2016.

(6)	Amounts shown include $21,311 in 2014 and $31,999 in 2013 in relocation expenses paid to Dr. Lux.
(7)	The amount shown includes $7,200 for a car allowance paid to Mr. Seith in 2015, 2014 and 2013.

Grants of Plan-Based Awards

The following table sets forth information concerning the annual performance bonuses for 2015 performance and stock option and restricted stock grants made during 2015 (for 2014 performance) to the executive officers named in the Summary Compensation Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Stock Awards: Number of Shares of Stock or	Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Market Value of Option
Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/sh)	Awards ($)
Michael H. Carrel		$389,813	$630,000	$803,250	—	—	$—	$—
	3/1/2015	—	—	—	175,000	—	—	—
M. Andrew Wade		122,985	298,146	253,424	—	—	—	—
	3/1/2015	—	—	—	50,000	—	—	—
Patricia J. Kennedy		163,191	263,743	336,272	—	—	—	—
	3/1/2015	—	—	—	30,000	—	—	—
Andrew L. Lux, Ph.D.		98,453	298,341	202,872	—	—	—	—
	3/1/2015	—	—	—	15,000	—	—	—
Justin J. Noznesky		109,313	265,000	225,250	—	—	—	—
	3/1/2015	—	—	—	50,000	—	—	—
Douglas J. Seith		220,523	356,400	454,410	—	—	—	—
	3/1/2015	—	—	—	65,000	—	—	—

_________________________________

(1)

Represents estimated bonuses eligible to be earned under our annual cash incentive plan for 2015. Any actual awards earned and paid to the named executive officers under these plans is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are discussed earlier under the heading “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Year-End

The table below sets forth information concerning the number and value of the unexercised stock options and restricted stock awards outstanding at December 31, 2015 for the executive officers named in the Summary Compensation Table. Under the Company’s equity award plans, stock option awards have a ten-year term. Stock option awards generally vest 25% on the first year anniversary of the grant date and in equal monthly installments on the same day of the month over the remaining three years. Performance stock option awards granted to Mr. Carrel vest when option trigger events are achieved. Restricted shares generally vest in 25% increments on the first four anniversaries of the grant date and vest in full upon a change of control. Restricted shares granted to Mr. Carrel vest four years from the date of grant.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards		Performance Shares Awards
Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Price ($)	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael H. Carrel	59,895	65,105	$21.04	1/24/2024	—	—	—	—
	125,000	100,000	21.04	1/24/2024	—	—	—	—
	96,354	28,646	5.91	11/1/2022	—	—	—	—
	125,000	100,000	5.91	11/1/2022	—	—	—	—
	—	—	—	—	308,334	$6,919,015	—	—

M. Andrew Wade	23,958	26,042	21.04	1/24/2024	—	—	—	—
	56,250	18,750	6.73	12/27/2022	—	—	—	—
	27,708	7,292	6.27	10/25/2022	—	—	—	—
	1,000	—	11.20	2/9/2021	—	—	—	—
	1,000	—	1.50	2/10/2019	—	—	—	—
	2,000	—	11.65	12/5/2017	—	—	—	—
	—	—	—	—	76,875	1,725,075	—	—

Patricia J. Kennedy	9,583	10,417	21.04	1/24/2024	—	—	—	—
	45,000	15,000	6.73	12/27/2022	—	—	—	—
	11,000	—	11.20	2/9/2021	—	—	—	—
	22,000	—	5.60	2/17/2020	—	—	—	—
	6,250	—	1.50	2/10/2019	—	—	—	—
	—	—	—	—	41,250	925,650	—	—

Andrew L. Lux, Ph.D.	4,791	5,209	21.04	1/24/2024	—	—	—	—
	15,000	5,000	6.73	12/27/2022	—	—	—	—
	23,750	6,250	6.27	10/25/2022	—	—	—	—
	67,083	2,917	9.92	2/15/2022	—	—	—	—
	—	—	—	—	25,625	575,025	—	—

Justin J. Noznesky	28,750	31,250	18.30	1/6/2024	—	—	—	—
	—	—	—	—	68,750	1,542,750	—	—

Douglas J. Seith	23,958	26,042	21.04	1/24/2024	—	—	—	—
	75,000	25,000	6.73	12/27/2022	—	—	—	—
	16,704	4,396	6.27	10/25/2022	—	—	—	—
	512	—	5.70	10/28/2018	—	—	—	—
	10,000	—	10.05	7/30/2018	—	—	—	—
	1,500	—	10.10	5/28/2018	—	—	—	—
	200	—	12.22	2/8/2017	—	—	—	—
	250	—	9.70	12/6/2016	—	—	—	—
	—	—	—	—	93,750	2,103,750	—	—

_________________________________

(1)	Based on the December 31, 2015 closing price of our common stock of $22.44 per share.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael H. Carrel	—	$—	—	$—
M. Andrew Wade	—	—	11,875	248,694
Patricia J. Kennedy	—	—	9,375	194,375
Andrew L. Lux, Ph.D.	—	—	6,875	139,131
Justin J. Noznesky	—	—	6,250	118,313
Douglas J. Seith	9,144	179,872	16,250	346,088

_________________________________

(1)	Calculated by multiplying the number of shares acquired on exercise by the closing price of AtriCure common stock on the date of exercise.
(2)	Calculated by multiplying the number of shares acquired on vesting/release by the closing price of AtriCure common stock on the date of vesting/release.

Severance and Change in Control Arrangements

We have employment agreements with Michael H. Carrel, our President and Chief Executive Officer, Andrew L. Lux, Ph.D., our Senior Vice President Operations and Quality and Patricia J. Kennedy, our Vice President and General Manager, International.  We also have Change in Control Agreements with Ms. Kennedy, Mr. Seith, our Chief Operating Officer, and Mr. Wade, our Senior Vice President and Chief Financial Officer.

Carrel Employment Agreement

If the Company terminates Mr. Carrel’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in his employment agreement, Mr. Carrel is entitled to a severance payment equal to twelve months of his then-current base salary plus a pro-rata portion of his target bonus for the year in which such termination occurred through the date of termination. If the termination occurs during a change in control period, he is entitled to a severance payment equal to up to twenty-four months of his then-current base salary plus his target bonus for the severance period. In the case of termination by Mr. Carrel for “good reason” or by the Company “without cause” or in the case of any change of control, any unvested restricted shares or time-based stock options shall fully vest on the date of termination.

Wade Change in Control Agreement

Mr. Wade’s change in control agreement provides that if his employment terminates during a change in control period other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreement), he is entitled to a severance payment equal to twelve months of his then-current base salary plus his target bonus for the severance period.

Lux Employment Agreement

If the Company terminates Dr. Lux’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in his employment agreement, Dr. Lux is entitled to a severance payment equal to six months of his then-current base salary. If the termination occurs during a change in control period, he is entitled to a severance payment equal to eighteen months of his then-current base salary plus an amount equal to his full bonus potential for the year in which the termination occurs.

Noznesky Change in Control Agreement

Mr. Noznesky’s change in control agreement provides that if his employment terminates during a change in control period other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreement), he is entitled to a severance payment equal to six months of his then-current base salary plus his target bonus and commission for the severance period.

Seith Change in Control Agreement

Mr. Seith’s change in control agreement provides that if his employment terminates during a change in control period other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreement), he is entitled to a severance payment equal to twelve months of his then-current base salary plus his target bonus and commission for the severance period.

Treatment of Equity Awards

After termination of an executive officer or director following a change in control, he or she may exercise his or her vested options pursuant to the terms of our 2001 Stock Option Plan, our 2005 Equity Incentive Plan, our 2014 Stock Incentive Plan and/or the related stock option agreements. Generally, if termination is due to death or disability, the options will remain exercisable for twelve months. In all other cases or termination, including retirement, the options will generally remain exercisable for 90 days. Restricted stock owned by executive officers and options granted under our 2001 Stock Option Plan vest in full upon a change in control.

The table below shows the potential payments, other than those generally available to all salaried employees, that would be payable to each named executive officer assuming a qualifying change in control or other triggering event had occurred on December 31, 2015.

Name	Payments Under Employment Agreement/ Change In Control Agreement ($)	Aggregate Value of Vested Equity Awards ($)	Aggregate Value of Unvested Equity Awards ($)	Other ($)
Michael H. Carrel	$2,205,000	$3,917,835	$7,483,680	$30,472
M. Andrew Wade	447,219	1,419,027	2,174,008	13,497
Andrew L. Lux, Ph.D.	566,848	1,466,274	798,451	19,508
Justin J. Noznesky	265,000	110,400	1,662,750	17,347
Douglas J. Seith	623,700	1,638,105	2,604,042	17,820

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present is as set forth in this proxy statement.

If any other matter or matters are properly brought before the Annual Meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the proxies named therein. The proxies will use their discretion to vote on such matters in accordance with their best judgment.

The proxy card used by AtriCure for the Annual Meeting typically grants authority to management to vote in its discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2017 Annual Meeting, it must be received by February 28, 2017.

By order of the Board of Directors,

/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer

Mason, Ohio

April 15, 2016

EXHIBIT  A

ARTICLE VIII OF AMENDED AND RESATATED CERTIFICATE OF INCORPORATION OF ATRICURE, INC.

1.Number of Directors.  The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.  The directors shall be elected at each annual meeting of stockholders for a term of one year; provided, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal. ~~Any director may be removed from office by the stockholders of the Corporation only for cause.~~

Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election and until his or her successor shall have been duly elected and qualified.

2.Election of Directors.  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

A-1

EXHIBIT B

ATRICURE, INC.

SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purposes		1
2.	Definitions		1
3.	Administration of the Plan		5
	(a)	Authority of Committee	5
	(b)	Binding Authority	6
	(c)	Delegation of Authority	6
4.	Eligibility		6
5.	Common Shares Subject to the Plan		7
	(a)	Authorized Number of Common Shares	7
	(b)	Share Counting	7
	(c)	Award Limitations.	8
	(d)	Shares to be Delivered	8
6.	Awards to Participants		8
	(a)	Stock Options.	8
	(b)	Stock Appreciation Rights	10
	(c)	Restricted Shares and Restricted Share Units	11
	(d)	Performance-Based Exception	13
	(e)	Unrestricted Share Awards	14
7.	Deferred Payment		14
8.	Dilution and Other Adjustments		14
9.	Change in Control		14
10.	Termination		15
	(a)	Termination by Death, Disability, or Retirement	15
	(b)	Termination for Cause	15
	(c)	Other Terminations	15
	(d)	Limitation for ISOs	15
	(e)	Transfers and Leaves of Absence	16
11.	Recoupment or Recovery Policy		16
12.	Miscellaneous Provisions		16
	(a)	Rights as a Shareholder	16
	(b)	No Loans	16
	(c)	Assignment or Transfer	16
	(d)	Withholding Taxes	17
	(e)	No Rights to Awards	17

i

	(f)	Beneficiary Designation	17
	(g)	Fractional Shares	17
	(h)	Unfunded Plan	17
	(i)	Severability	18
	(j)	Limitation of Liability	18
	(k)	Successors	18
	(l)	Code Section 409A Compliance	18
13.	Effective Date, Amendments, Governing Law and Plan Termination		18
	(a)	Effective Date	18
	(b)	Amendments	18
	(c)	Governing Law	19
	(d)	Plan Termination	19

ii

ATRICURE, INC.
SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

1.         Purposes

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.

2.         Definitions

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a)“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

(b)“Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, or unrestricted Common Shares or any or all of them, to a Participant.

(c)“Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(d)“Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

(e)“Board” means the Board of Directors of the Company.

(f)“Cause” means with respect to any Participant, unless otherwise provided in the applicable Award Agreement (i) indictment for, conviction of, or plea of guilty or no contest by the Participant to a felony, or of any criminal act, that has an adverse effect on the Participant’s qualifications or ability to perform his duties; (ii) the unreasonable deliberate and material failure or refusal by the Participant to perform his employment duties (other than as a result of PTO, sickness, disability, illness or injury), and the failure to rectify the same within thirty (30) days after the Company shall have given notice to the Participant identifying such failure or refusal and demanding that it be rectified; (iii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or other misconduct that has caused, or would reasonably be expected to cause, material injury or economic harm to the Company; (iv) an act of gross negligence on the part of the Participant that has caused, or would reasonably be expected to cause, material injury or economic harm to the Company; (v) a deliberate and material violation of a written material Company policy; or (vi) a material breach of the Plan or any change-in control or non-disclosure agreement to which Participant and the Company may be parties (or, in each case, any successor thereto or amendment thereof) which (and only if the same shall be curable) Participant fails to cure within thirty (30) days after the Company shall have given notice to the Participant identifying such breach and demanding that it be cured. Any purported termination by the Company for Cause which does not satisfy the applicable requirements of this Section (2)(f) shall be conclusively deemed to be a termination by the Company without Cause for purposes of the Plan.

(g)“Change in Control” means the occurrence of any of the following events:

(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a Change in Control only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Code Section 409A.

(h)“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder.  Any reference to the Code or a section thereof shall also refer to any successor Code or section.

(i)“Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m), “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.

(j)“Common Share” or “Common Shares” means one or more of the shares of common stock, par value $.001, of the Company.

(k)“Company” means AtriCure, Inc., a corporation organized under the laws of the State of Delaware, its subsidiaries, divisions and affiliated businesses.

(l)“Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.

(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than ISOs, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(n)“Effective Date” has the meaning set forth in Section 13(a).

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder.  Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.

(p) “Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.

(q)“Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares.  If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee.  In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422.  For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(r)“Full-Value Award” means Restricted Shares, Restricted Share Units or unrestricted Common Shares.

(s)“ISO” means an Incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(t)“Non-Employee Director” means a member of the Board who is not an employee of the Company.

(u)“NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(v)“Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.

(w)“Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C) and applicable Treasury Department regulations thereunder.

(x)“Performance Goals” means the goals established by the Committee, as described in Section 6(d)(ii).

(y)“Performance Measures” means the criteria set out in Section 6(d)(iii) that may be used by the Committee as the basis for a Performance Goal.

(z)“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(aa)“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i)  the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of  the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of  the Company in substantially the same proportions as their ownership of  Company securities.

(bb)“Plan” means the AtriCure, Inc.  Second Amended and Restated 2014 Stock Incentive Plan, as amended and restated from time to time.

(cc)“Prior Plan” means the AtriCure, Inc. 2005 Equity Incentive Plan, as it may have been amended and restated.

(dd)“Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).

(ee)“Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.

(ff)“Restriction Period” means, with respect to any Full-Value Award, the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee, including the Performance Period for Full-Value Awards intended to qualify for the Performance-Based Exception.

(gg)“Retirement” means retirement with the Company at or after age 65 or at or after the later of age 55 and ten years of service.

(hh)“Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder.  Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.

(ii)“Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SAR is exercised over the Exercise Price established for that SAR at the time of grant, multiplied by the number of Common Shares with respect to which the SAR is exercised.

(jj)“Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time.  Stock Options include ISOs and NQSOs.

(kk)“Tandem SAR” means a SAR granted in tandem with a Stock Option.

3.         Administration of the Plan

(a)Authority of Committee.  The Plan shall be administered by the Committee.  Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee.  The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):

(i)select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;

(ii)determine the type, size and terms of the Awards to be granted to each Participant;

(iii)determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv)establish objectives and conditions for earning an Award;

(v)determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;

(vi)determine whether the terms, conditions, and objectives for earning an Award have been met, including, without limitation, any such determination or certification, as the case may be, required for compliance with Code Section 162(m);

(vii)modify or waive the terms and conditions of Awards granted under the Plan, not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an Award or cancel or suspend an Award;

(viii)determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;

(ix)determine the guidelines and/or procedures for the payment or exercise of Awards;

(x)determine ~~whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including~~ whether any Awards granted to an employee should qualify for the Performance-Based Exception;

(xi)adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

(xii)construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and

(xiii)make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.

(b)Binding Authority.  The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it under the Plan, shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.

(c)Delegation of Authority.  To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors, except that no such allocation or delegation shall be permitted with respect to Awards intended to qualify for the Performance-Based Exception, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan. The Committee may delegate to the Company’s Chief Executive Officer, with the required approval of the Company’s Chief Financial Officer or Vice President, Human Resources, the authority to grant new hire and recognition Awards to Service Providers other than ~~directors~~ to the Chief Executive Officer, members of the Board of Directors and officers who report directly to the Chief Executive Officer representing up to an annual aggregate amount of 250,000 Shares. When the Committee otherwise delegates its authority hereunder to one or more officers of the Company, it shall specify the total number of Awards that the officer or officers may award and the terms on which any Awards may be issued, offered or sold. In no event shall the Committee authorize any officer to designate an officer delegated authority under the Plan as a recipient of any Awards.

4.         Eligibility

Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award.  Eligible persons include any of the following individuals: (i) any officer or key employee of the Company, (ii) any consultant (as defined in the General Instructions to the Form S-8 registration statement under the Securities Act) to the Company, and (iii) any Non-Employee Director.  All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.

5.        Common Shares Subject to the Plan

(a)Authorized Number of Common Shares.  Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is ~~1,300,000~~1,750,000, plus (i) the number of Common Shares that, on the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, and (ii) the number of Common Shares subject to outstanding awards under the Prior Plan as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire.  Upon the Effective Date, the Prior Plan will terminate; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan, as applicable. The maximum number of Common Shares available for issuance with respect to ISOs is 1,750,000.

~~(i)The maximum number of Common Shares available for grant with respect to Full-Value Awards is 1,300,000.~~

~~(ii)The maximum number of Common Shares available for issuance with respect to ISOs is 1,300,000.~~

(b)Share Counting.  The following rules shall apply in determining the number of Common Shares available for grant under the Plan:

(i)Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.

(ii)To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of Common Shares being made, the maximum share limitation shall be credited with one Common Share for each Common Share subject to such Award, and such number of credited Common Shares may again be made subject to Awards under the Plan.

(iii)Any Common Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Common Shares available for issuance under the Plan.  Upon exercise of a SAR, the number of Common Shares subject to the Award that are being exercised shall be counted against the maximum aggregate number of Common Shares that may be issued under the Plan on the basis of one Common Share for every Common Share subject thereto, regardless of the actual number of Common Shares used to settle the SAR upon exercise.

(iv)Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.

(c)Award Limitations.    Subject to the adjustment provisions of Section 8~~, the following limits shall apply with respect to Awards intended to qualify for the Performance-Based Exception~~:

(i)The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be ~~1,300,000~~ 1,750,000 Common Shares.

(ii)The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant shall be ~~1,300,000~~ 1,750,000 Common Shares.

(d)Shares to be Delivered.  Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

6.          Awards to Participants

(a)Stock Options.

(i)Grants.  Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs.  Stock options may be granted alone or with Tandem SARs.  With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Stock Options or Tandem SARs, as the case may be. The Committee shall not grant any Stock Options that become exercisable earlier than one year from the Date of Grant.

(ii)Exercise Price.  The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.

(iii)Term.  The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant.

(iv)ISO Limits.  ISOs may be granted only to Participants who are employees of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant.  The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code.  If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted.  The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.

(v)No Repricing.  Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed. Neither the Board nor the Committee shall offer a cash buy-out of “underwater” Stock Options, and such buyouts of “underwater” Stock Options shall be prohibited.

(vi) Form of Payment.  Vested Stock Options may be exercised in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)       to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)       through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)       in cash or its equivalent; or

(D)       by any combination of (A), (B), and (C) above.

(vii)No Dividends or Shareholder Rights.  No dividends or dividend equivalents may be paid on Stock Options.  Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.

(viii)Other Restrictions. Stock Options may be granted subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.

(ix)~~(viii)~~Terms and Conditions of Non-Qualified Options Granted to Non-Employee Directors.  Each Non-Employee Director shall be granted a NQSO for 50,000 Common Shares, or such other number as may be determined by the Board from time to time, upon appointment or election (the “Initial Option”) and shall be granted a NQSO for 10,000 Common Shares, or such other number as may be determined by the Board of Directors from time to time immediately after each subsequent annual meeting of shareholders if such person is serving as a

Non-Employee Director at such time either by virtue of being re-elected or serving a term in excess of six months (the “Annual Option”). All grants shall be made on the date of the event giving rise to the NQSO and shall have an Exercise Price of Fair Market Value on such date.  Subject to the other terms and conditions herein, the Initial Option will vest and become exercisable as to one-quarter (1/4) of the Common Shares upon each one (1) year anniversary of the vesting commencement date, provided that the Participant continues to serve as a Director through each such date. Subject to the other terms and conditions herein, the Annual Option will vest and become exercisable as to one-half (1/2) of the Common Shares upon each one (1) year anniversary of the vesting commencement date, provided that the Participant continues to serve as a director through each such date.

(A)       All NQSOs granted to Non-Employee Directors shall be exercisable in the manner provided herein for a term of ten years.

(B)       All NQSOs granted to Non-Employee Directors shall be transferable as provided in Section 12(c) and shall terminate in accordance with Section 10.

(b)Stock Appreciation Rights.

(i)Grants.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs.  With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be. The Committee shall not grant any SARs that become exercisable earlier than one year from the Date of Grant.

(ii)Exercise Price.  The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.

(iii)Term.  The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.

(iv)No Repricing.  Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(v)Form of Payment.  Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.

(vi)Tandem SARs.  Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option.  A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable.  Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO; (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the  Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.

(vii)No Dividends or Shareholder Rights.  No dividends or dividend equivalents may be paid on SARs.  Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.

(viii)Other Restrictions.  SARs may be granted subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.

(c)Restricted Shares and Restricted Share Units.

(i)Grants.  Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines.  Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form. The Committee shall not grant any Restricted Shares or Restricted Share Units that become vested, unrestricted or payable, as the case may be, earlier than one year from the Date of Grant.

(ii)Restrictions.  Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.  Subject to Sections 9 and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and, except as may be determined by the Committee, any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death, Disability or Retirement, in each case as specified in the applicable Award Agreement; provided that the Restriction Period applicable to the first vesting date of an Award subject to pro rata or graded vesting (as referenced in (A) above) may be for less than one year, provided the first vesting date is no earlier than the fiscal year-end date of the fiscal year during which the Award was granted.  To the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, except as may be determined by the Committee, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d).

(iii)Transfer Restrictions.  During the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered.  In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(iv)Dividends and Voting Rights.  Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares and shall have the right to vote the Restricted Shares as the record owners; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse.  Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse.  Participants shall have no other rights as a shareholder with respect to Restricted Share Units unless otherwise determined by the Committee.  Notwithstanding the forgoing, no Restricted Shares or Restricted Share Units intended to qualify for the Performance-Based Exception shall provide the Participant with dividend or shareholder rights unless otherwise determined by the Committee; provided, however, that if dividend rights are provided, any dividends or other property otherwise payable to the Participant during the Restriction Period with respect to such Restricted Shares or Restricted Share Units shall accumulate and be payable only if and when the specific Performance Goals are attained.

(v)Payment of Restricted Share Units.  Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.

(vi)Ownership.  Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan.  At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form.  No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.

(vii)Forfeiture.  If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, the Participant shall forfeit the Restricted Shares or Restricted Share Units.  The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse; however, to the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the provisions of Section 6(d)(iv) will apply.

(d)Performance-Based Exception.

(i)Grants.  Subject to the provisions of the Plan, Full-Value Awards granted in a manner that is intended to qualify for the Performance-Based Exception shall be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.

(ii)Performance Goals.  Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee.  Performance Goals shall be objective (as that term is described in Treasury Regulations under Code Section 162(m)) and shall be established in writing by the Committee not later than 90 days after the beginning of the Performance Period (but in no event after 25% of the Performance Period has elapsed), and while the outcome as to the Performance Goal is substantially uncertain.

(iii)Performance Measures.  The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv)Treatment of Awards.  With respect to any Full-Value Award that is intended to qualify for the Performance-Based Exception: (A) the Committee shall interpret the Plan and this Section 6(d) in light of Code Section 162(m), (B) the Committee shall not amend the Full-Value Award in any way that would adversely affect the treatment of the Full-Value Award under Code Section 162(m), and (C) such Full-Value Award and any dividends or other property otherwise payable with respect to such Full-Value Award shall not vest or be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(e)Unrestricted Share Awards.

(i)Subject to the terms and provisions of the Plan, the Committee may grant awards of unrestricted Common Shares to Participants in such number and upon such terms and conditions as the Committee determines in recognition of outstanding achievements or contributions by such Participants or otherwise.  Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.  The Committee shall not grant any awards of unrestricted Common Shares that become vested earlier than one year from the Date of Grant.

7.         Deferred Payment

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A.

8.         Dilution and Other Adjustments

In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other extraordinary distribution (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Such adjustment shall be conclusive and binding for all purposes of the Plan.  The Committee shall determine whether and the extent to which any recapitalization, extraordinary distribution, reclassification, repurchase or exchange of shares or other event requires any such adjustment.  Any such adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A or is exempt from Code Section 409A to become subject to Code Section 409A.

9.         Change in Control

Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent that (i) the applicable Award is assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation; or (ii) an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern):

(a)all outstanding Stock Options and SARs vest and become fully exercisable; and

(b)all Full-Value Awards become fully vested and, with respect to Full-Value Awards granted in a manner intended to qualify for the Performance-Based Exception, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

10.       Termination

(a)Termination by Death, Disability, or Retirement.  If a Participant’s employment by the Company terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant or otherwise interpreted pursuant to Section 12(l) hereof, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one (1) year following termination of employment, in the case of death or Disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than ISOs, or until the expiration of the stated term of such Award, whichever period is shorter; provided that, for Full-Value Awards intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made in the case of Retirement prior to the attainment of the Performance Goals.

(b)Termination for Cause.  If a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all unvested Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).

(c)Other Terminations.  If a Participant’s employment or service terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or Cause, (i) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (ii) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (iii) all unvested Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination.

(d)Limitation for ISOs.  No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, a NQSO.  For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.

(e)Transfers and Leaves of Absence.  The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws.  The following leaves of absences are not deemed to be a termination of employment:

(i)if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;

(ii)if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and

(iii)subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.

11.       Recoupment or Recovery Policy

Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any national securities exchange on which the Common Shares are traded or the Securities and Exchange Commission.

12.       Miscellaneous Provisions

(a)Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.

(b)No Loans.  No loans from the Company to Participants shall be permitted in connection with the Plan.

(c)Assignment or Transfer.  Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution.  The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose.  For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act.  All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c).  Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended. Notwithstanding the foregoing, the Committee may, with respect to particular Awards, establish or modify the terms of the Award to allow the Award to be transferred at the request of a Participant to trusts established by a Participant or as to which a Participant is a grantor or to the spouse or lineal descendants of a Participant or otherwise for personal and tax planning purposes of a Participant. If the Committee allows such transfer, such Awards shall not be exercisable for a period of six months following the action of the Committee.

(d)Withholding Taxes.  The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards.  All statutory minimum applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the Company deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

(e)No Rights to Awards.  Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time.  Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan.  By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) the Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.

(f)Beneficiary Designation.  To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit.  Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(g)Fractional Shares.  Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(h)Unfunded Plan.  The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i)Severability.  If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j)Limitation of Liability.  Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(k)Successors.  All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l)Code Section 409A Compliance.  Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance.  The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A ~~and to avoid a plan failure under~~ in order for the Plan and Awards to comply with Code Section 409A~~(a)(1)~~.  If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).    Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to Awards to cause such compliance.

13.        Effective Date, Amendments, Governing Law and Plan Termination

(a)Effective Date.  The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.

(b)Amendments.

(i)Amendment of the Plan.  The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants.  Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.

(ii)Amendment of Awards.  The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.

(c)Governing Law.  To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Delaware.  The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

(d)Plan Termination.  No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

ANNUAL MEETING OF STOCKHOLDERS OF

ATRICURE, INC.

May 25, 2016

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2016:

You are receiving this communication because you hold shares in the above company,

and the materials you should review before you cast your vote are now available.

The proxy statement and annual report to security holders are available at:

http://ir.atricure.com/phoenix.zhtml?c=189981&p=proxy

Please sign, date and mail your proxy card in the

envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

			FOR	AGAINST	ABSTAIN
1. Authority to elect as Directors the following nine (9) nominees.	2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the year ending December 31, 2016.	☐	☐	☐
	3.	Advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting.	☐	☐	☐
	4.	Proposal to approve and adopt an amendment to AtriCure’s Certificate of Incorporation to eliminate restrictions on removal of directors.	☐	☐	☐
5.

Proposal amend the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of authorized shares by 450,000 and re-approve its performance measures pursuant to Section 162(m) of the Internal Revenue Code.

			☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O MICHAEL H. CARREL O MARK A. COLLAR O SCOTT W. DRAKE O MICHAEL D. HOOVEN O RICHARD M. JOHNSTON O ELIZABETH D. KRELL, Ph.D. O MARK R. LANNING O KAREN P. ROBARDS O ROBERT S. WHITE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2016; (3)  FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR THE 2016 ANNUAL MEETING; (4) FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO ATRICURE’S CERTIFICATE OF INCORPORATION TO ELIMINATE RESTRICTIONS ON REMOVAL OF DIRECTORS;  (5) FOR THE APPROVAL OF AN AMENDMENT TO THE ATRICURE, INC. 2014 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY 450,000 AND RE-APPROVE ITS PERFORMANCE MEASURES PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE; AND (6) IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
I PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ATRICURE, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AtriCure, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2016, and hereby appoints Michael H. Carrel and M. Andrew Wade, or either of them, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2016 Annual Meeting of Stockholders of AtriCure, Inc. to be held on May 25, 2016 at 9:00 a.m. (EDT) at AtriCure’s offices located at 7555 Innovation Way, Mason, Ohio 45040, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion with respect to such other business as may properly come before such Annual Meeting or at any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY

CHOICE IS SPECIFIED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)